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                                                                    Exhibit 10.9

                              AMENDED AND RESTATED

                        MASTER CREDIT FACILITY AGREEMENT

                                 BY AND BETWEEN

        SUN SECURED FINANCING LLC, a Michigan limited liability company,

     ASPEN-FT. COLLINS LIMITED PARTNERSHIP, a Michigan limited partnership,

               SUN SECURED FINANCING HOUSTON LIMITED PARTNERSHIP,
                         a Michigan limited partnership,

       SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company,

           SUN HOLLY FOREST LLC, a Michigan limited liability company,

            SUN SADDLE OAK LLC, a Michigan limited liability company

                                       AND

                       ARCS COMMERCIAL MORTGAGE CO., L.P.

                                   dated as of

                                 April 28, 2004

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                                TABLE OF CONTENTS

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
ARTICLE 1 THE COMMITMENT.....................................................................................       2
   SECTION 1.01.    The Commitment...........................................................................       2
   SECTION 1.02.    Requests for Advances....................................................................       3
   SECTION 1.03.    Maturity Date of Advances................................................................       3
   SECTION 1.04.    Interest on Advances.....................................................................       4
   SECTION 1.05.    Coupon Rates for Advances................................................................       5
   SECTION 1.06.    Notes....................................................................................       5
   SECTION 1.07.    Extension of Original Variable Facility Termination Date and Variable Facility
   Termination Date..........................................................................................       6
   SECTION 1.08.    Conversion from Variable Facility Commitment to Fixed Facility Commitment................       7
   SECTION 1.09.    Limitations on Right to Convert..........................................................       7
   SECTION 1.10.    Conditions to Conversion.................................................................       8
ARTICLE 2 THE ADVANCES.......................................................................................       8
   SECTION 2.01.    Rate Setting for an Advance..............................................................       8
   SECTION 2.02.    Advance Confirmation Instrument for Variable Advances....................................       9
   SECTION 2.03.    Breakage and other Costs.................................................................       9
   SECTION 2.04.    Advances.................................................................................       9
   SECTION 2.05.    Determination of Allocable Facility Amount and Valuations................................      10
   SECTION 2.06.    Right to Advances Based on Increased Collateral Value....................................      10
ARTICLE 3 COLLATERAL CHANGES.................................................................................      11
   SECTION 3.01.    Right to Add Collateral..................................................................      11
   SECTION 3.02.    Procedure for Adding Collateral..........................................................      11
   SECTION 3.03.    Right to Obtain Releases of Collateral...................................................      12
   SECTION 3.04.    Procedure for Obtaining Releases of Collateral...........................................      12
   SECTION 3.05.    Right to Substitute Collateral...........................................................      16
   SECTION 3.06.    Procedure for Substituting Collateral....................................................      16
ARTICLE 4 EXPANSION OF CREDIT FACILITY.......................................................................      18
   SECTION 4.01.    Right to Increase Commitment.............................................................      18
   SECTION 4.02.    Procedure for Obtaining Increases in Commitment..........................................      18
ARTICLE 5 TERMINATION OF FACILITIES..........................................................................      19
   SECTION 5.01.    Right to Complete or Partial Termination of Facilities...................................      19
   SECTION 5.02.    Procedure for Complete or Partial Termination of Facilities..............................      19
   SECTION 5.03.    Right to Terminate Credit Facility.......................................................      20
   SECTION 5.04.    Procedure for Terminating Credit Facility................................................      20
ARTICLE 6 CONDITIONS PRECEDENT TO ALL REQUESTS...............................................................      20
   SECTION 6.01.    Conditions Applicable to All Requests....................................................      20
   SECTION 6.02.    Conditions Precedent to Initial Advance..................................................      22
   SECTION 6.03.    Conditions Precedent to Future Advances..................................................      23
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
   SECTION 6.04.    Conditions Precedent to Addition of an Additional Mortgaged Property to the
   Collateral Pool...........................................................................................      24
   SECTION 6.05.    Conditions Precedent to Release of Property from the Collateral Pool.....................      24
   SECTION 6.06.    Conditions Precedent to Substitution of a Substitute Mortgaged Property into the
   Collateral Pool...........................................................................................      26
   SECTION 6.07.    Conditions Precedent to Increase in Commitment...........................................      27
   SECTION 6.08.    Conditions Precedent to Conversion.......................................................      27
   SECTION 6.09.    Conditions Precedent to Complete or Partial Termination of Facilities....................      27
   SECTION 6.10.    Conditions Precedent to Termination of Credit Facility...................................      28
   SECTION 6.11.    Delivery of Closing Documents Relating to Advance Request, Addition Request or
   Expansion Request.........................................................................................      28
   SECTION 6.12.    Delivery of Property-Related Documents...................................................      28
ARTICLE 7 REPRESENTATIONS AND WARRANTIES.....................................................................      29
   SECTION 7.01.    Representations and Warranties of Borrower...............................................      29
   SECTION 7.02.    Representations and Warranties of Lender.................................................      29
ARTICLE 8 AFFIRMATIVE COVENANTS OF BORROWER..................................................................      30
   SECTION 8.01.    Compliance with Agreements...............................................................      30
   SECTION 8.02.    Maintenance of Existence.................................................................      30
   SECTION 8.03.    Financial Statements; Accountants' Reports; Other Information............................      30
   SECTION 8.04.    Access to Records; Discussions With Officers and Accountants.............................      32
   SECTION 8.05.    Certificate of Compliance................................................................      33
   SECTION 8.06.    Maintain Licenses........................................................................      33
   SECTION 8.07.    Inform Lender of Material Events.........................................................      33
   SECTION 8.08.    Compliance with Applicable Laws..........................................................      34
   SECTION 8.09.    Alterations to the Mortgaged Properties..................................................      34
   SECTION 8.10.    Loan Document Taxes......................................................................      35
   SECTION 8.11.    Further Assurances.......................................................................      35
   SECTION 8.12.    Transfer of Ownership Interest of Borrower and Sun ......................................      35
   SECTION 8.13.    Transfer of Ownership of Mortgaged Property..............................................      37
   SECTION 8.14.    Change in Senior Management..............................................................      38
   SECTION 8.15.    Intentionally Omitted....................................................................      38
   SECTION 8.16.    Ownership of Mortgaged Properties........................................................      38
   SECTION 8.17.    Compliance with Net Worth Test...........................................................      38
   SECTION 8.18.    Compliance with Liquidity Test...........................................................      38
   SECTION 8.19.    Compliance with Borrower's Consolidated EBITDA to Interest Ratio.........................      38
   SECTION 8.20.    Special Covenants Regarding King's Court.................................................      39
ARTICLE 9 NEGATIVE COVENANTS OF BORROWER.....................................................................      39
   SECTION 9.01.    Other Activities.........................................................................      39
   SECTION 9.02.    Liens....................................................................................      39
   SECTION 9.03.    Indebtedness.............................................................................      40
   SECTION 9.04.    Principal Place of Business..............................................................      40
   SECTION 9.05.    Condominiums.............................................................................      40
   SECTION 9.06.    Restrictions on Distributions............................................................      40
ARTICLE 10 FEES..............................................................................................      40
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
   SECTION 10.01.   Standby Fee..............................................................................      40
   SECTION 10.02.   Origination Fee..........................................................................      40
   SECTION 10.03.   Due Diligence Fees.......................................................................      41
   SECTION 10.04.   Legal Fees and Expenses..................................................................      41
   SECTION 10.05.   Failure to Close any Request.............................................................      42
   SECTION 10.06.   Rate Preservation Fee....................................................................      42
ARTICLE 11 EVENTS OF DEFAULT.................................................................................      42
   SECTION 11.01.   Events of Default........................................................................      42
ARTICLE 12 REMEDIES..........................................................................................      45
   SECTION 12.01.   Remedies; Waivers........................................................................      45
   SECTION 12.02.   Waivers; Rescission of Declaration.......................................................      45
   SECTION 12.03.   Lender's Right to Protect Collateral and Perform Covenants and Other Obligations.........      45
   SECTION 12.04.   No Remedy Exclusive......................................................................      46
   SECTION 12.05.   No Waiver................................................................................      46
   SECTION 12.06.   No Notice................................................................................      46
ARTICLE 13 RIGHTS OF FANNIE MAE..............................................................................      46
   SECTION 13.01.   Special Pool Purchase Contract...........................................................      46
   SECTION 13.02.   Assignment of Rights.....................................................................      46
   SECTION 13.03.   Release of Collateral....................................................................      47
   SECTION 13.04.   Replacement of Lender....................................................................      47
   SECTION 13.05.   Fannie Mae and Lender Fees and Expenses..................................................      47
   SECTION 13.06.   Third-Party Beneficiary..................................................................      47
ARTICLE 14 INSURANCE, REAL ESTATE TAXES AND REPLACEMENT RESERVES.............................................      48
   SECTION 14.01.   Insurance and Real Estate Taxes..........................................................      48
   SECTION 14.02.   Replacement Reserves.....................................................................      48
ARTICLE 15 PERSONAL LIABILITY OF THE BORROWER................................................................      48
   SECTION 15.01.   Personal Liability of Borrower...........................................................      48
ARTICLE 16 INTEREST RATE PROTECTION..........................................................................      49
   SECTION 16.01.   Interest Rate Protection.................................................................      49
   SECTION 16.02.   Cap Terms................................................................................      50
   SECTION 16.03.   Cap Security Agreement; Delivery of Cap Payments.........................................      50
   SECTION 16.04.   Termination..............................................................................      51
   SECTION 16.05.   Performance Under Cap Documents..........................................................      51
   SECTION 16.06.   Escrow Provisions........................................................................      51
   SECTION 16.07.   Cap Escrow Fund..........................................................................      52
ARTICLE 17 MISCELLANEOUS PROVISIONS..........................................................................      52
   SECTION 17.01.   Counterparts.............................................................................      52
   SECTION 17.02.   Amendments, Changes and Modifications....................................................      52
   SECTION 17.03.   Payment of Costs, Fees and Expenses......................................................      52
   SECTION 17.04.   Payment Procedure........................................................................      53
   SECTION 17.05.   Payments on Business Days................................................................      53
   SECTION 17.06.   Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.............................      54
   SECTION 17.07.   Severability.............................................................................      55
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
   SECTION 17.08.   Notices..................................................................................      55
   SECTION 17.09.   Further Assurances and Corrective Instruments............................................      57
   SECTION 17.10.   Term of this Agreement...................................................................      57
   SECTION 17.11.   Assignments; Third-Party Rights..........................................................      57
   SECTION 17.12.   Headings.................................................................................      58
   SECTION 17.13.   General Interpretive Principles..........................................................      58
   SECTION 17.14.   Interpretation...........................................................................      58
   SECTION 17.15.   Standards for Decisions, Etc.............................................................      58
   SECTION 17.16.   Decisions in Writing.....................................................................      58
   SECTION 17.17.   Requests.................................................................................      59
   SECTION 17.18.   Tax Service Contracts....................................................................      59

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                                    EXHIBITS

EXHIBIT A        Schedule of Initial Mortgaged Properties and Initial Valuations
EXHIBIT B-1      Fixed Facility Note (5, 7, 10, 12 and 15-year term)
EXHIBIT B-2      Fixed Facility Note (9+1 term)
EXHIBIT C        Variable Facility Note
EXHIBIT D        Certificate of Borrower
EXHIBIT E        Guaranty
EXHIBIT F        Compliance Certificate
EXHIBIT G-1      Organizational Certificate (Sun Secured Financing LLC, Sun
                 Communities, LLC, Sun Holly Forest LLC, and Sun Saddle Oak LLC)
EXHIBIT G-2      Organizational Certificate (Aspen-Ft. Collins Limited Partnership)
EXHIBIT G-3      Organizational Certificate (Sun Secured Financing Houston Limited Partnership)
EXHIBIT G-4      Organizational Certificate (Guarantor-Sun)
EXHIBIT H        Conversion Request
EXHIBIT I        Master Credit Facility Agreement Conversion Amendment
EXHIBIT J        Rate Form
EXHIBIT K        Advance Confirmation Instrument
EXHIBIT L        Advance Request
EXHIBIT M        Request
EXHIBIT N        Confirmation of Obligations
EXHIBIT O        Expansion Request
EXHIBIT P        Facility Termination Request
EXHIBIT Q        Amendment to Master Credit Facility Agreement
EXHIBIT R        Credit Facility Termination Request
EXHIBIT S        Interest Rate Cap Security, Pledge and Assignment Agreement

APPENDIX I       Definitions

                                       v

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              AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT

      THIS AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT is made as of the 28th day of April, 2004 by and among (a) (i) SUN SECURED FINANCING LLC, a Michigan limited liability company ("SSF"), (ii) ASPEN-FT. COLLINS LIMITED PARTNERSHIP, a Michigan limited partnership ("Aspen"), (iii) SUN SECURED FINANCING HOUSTON LIMITED PARTNERSHIP, a Michigan limited partnership ("Houston"; individually and collectively, SSF, Aspen and Houston, the "Original Borrower"), (iv) SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company ("SCF"), (v) SUN HOLLY FOREST LLC, a Michigan limited liability company ("Forest"), and (iv) SUN SADDLE OAK LLC, a Michigan limited liability company ("Saddle Oak") (individually and collectively, SSF, Aspen, Houston, SCF, Forest and Saddle Oak, "Borrower"), and (b) ARCS COMMERCIAL MORTGAGE CO., L.P., a California limited partnership ("Lender").

                                    RECITALS

      A. Original Borrower and Lender entered into that certain Master Credit Facility Agreement dated as of May 29, 2002, as amended by that certain First Amendment to Master Credit Facility Agreement dated as of August 29, 2002, as further amended by that certain Second Amendment to Master Credit Facility dated as of November 26, 2002, and as further amended by that certain Third Amendment to Master Credit Facility Agreement dated as of April 5, 2004 (as amended, the "Original Agreement") pursuant to which Lender agreed to make credit available to Original Borrower under the terms and conditions set forth in the Original Agreement.

      B. Pursuant to the Original Agreement, among other things, various Mortgaged Properties (each capitalized term used but not defined has the definition ascribed to it in Article I of this Agreement) were added to the Collateral Pool.

      C. Pursuant to the Original Agreement, Lender established a $152,362,500 Commitment in favor of Original Borrower, comprised of a $75,000,000 Variable Facility and a $77,362,500 Fixed Facility.

      D. Original Borrower has requested that various terms and conditions of the Original Agreement be modified. Borrower and Lender now wish to amend and restate the Original Agreement in its entirety.

      E. Borrower and Lender desire to, among other things, provide for the increase in the Commitment to $390,000,000, modify the amount by which the Commitment may be expanded, and modify certain other terms of the Original Agreement as set forth hereinafter.

      F. Borrower owns one or more Manufactured Housing Communities as more particularly described in Exhibit A to this Agreement.

      G. To secure the obligations of Borrower under this Agreement and the other Loan Documents issued in connection with the Credit Facility, Borrower shall create a Collateral Pool

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in favor of Lender. The Collateral Pool shall be comprised of (i) Security
Instruments on the Manufactured Housing Communities listed on Exhibit A and (ii) any other Security Documents executed by Borrower pursuant to this Agreement or any other Loan Documents.

      H. Each Security Document shall be cross-defaulted (i.e., a default under any Security Document, or under this Agreement, shall constitute a default under each Security Document, and this Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all of Borrower's obligations under this Agreement and the other Loan Documents) and it is the intent of the parties to this Agreement that Lender may accelerate any Note without needing to accelerate any other Note and that in the exercise of its rights and remedies under the Loan Documents, Lender may, except as provided in this Agreement, exercise and perfect any and all of its rights in and under the Loan Documents with regard to any Mortgaged Property without needing to exercise and perfect its rights and remedies with respect to any other Mortgaged Property and that any such exercise shall be without regard to the Allocable Facility Amount assigned to such Mortgaged Property and that Lender may recover an amount equal to the full amount outstanding in respect of any of the Notes in connection with such exercise and any such amount shall be applied as determined by Lender in its sole and absolute discretion.

      I. Subject to the terms, conditions and limitations of this Agreement, Lender has agreed to modify and increase the Credit Facility.

      NOW, THEREFORE, Borrower and Lender, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree to amend and restate, in its entirety, the Original Agreement as follows:

                                   ARTICLE 1

                                 THE COMMITMENT

      SECTION 1.01. The Commitment.

      Subject to the terms, conditions and limitations of this Agreement:

            (a) Variable Facility Commitment. Lender agrees to make Variable Advances to Borrower from time to time during the Variable Facility Availability Period. The aggregate principal balance of the Variable Advances Outstanding at any time shall not exceed the Variable Facility Commitment. Except as provided in Section 2.06 of this Agreement, no Variable Advance shall be made as a result of increases in the Valuation of any Mortgaged Property; provided, however, Borrower shall not be precluded from obtaining a release of a Mortgaged Property as otherwise provided herein. Borrower may re-borrow any part of the Variable Advances which it has previously borrowed and repaid.

            (b) Fixed Facility Commitment. Lender agrees to make Fixed Advances to Borrower from time to time during the Fixed Facility Availability Period. The aggregate original principal of the Fixed Advances shall not exceed the Fixed Facility Commitment. Except as provided in Section 2.06 of this Agreement, no Fixed Advance shall be made as a result of

                                       2

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increases in the Valuation of any Mortgaged Property; provided, however,
Borrower shall not be precluded from obtaining a release of a Mortgaged Property as otherwise provided herein. The borrowing of a Fixed Advance shall permanently reduce the Fixed Facility Commitment by the original principal amount of such Fixed Advance. Borrower may re-borrow as a Variable Advance (but not as a Fixed Advance) any part of the Fixed Advance which it has previously borrowed and repaid.

      SECTION 1.02. Requests for Advances.

      Borrower shall request an Advance by giving Lender an Advance Request in accordance with Section 2.04. The Advance Request shall indicate whether the Request is for a Fixed Advance, a Variable Advance or both.

      SECTION 1.03. Maturity Date of Advances.

            (a) Variable Advances. The MBS Issue Date shall be the first day of a month and the maturity date of the MBS funding each Variable Advance shall be specified by Borrower in its Advance Request, which date shall be:

            (i) no earlier than the date which completes three full months after the MBS Issue Date; and

            (ii) no later than the date which completes nine full months after the MBS Issue Date.

      For these purposes, a year shall be deemed to consist of 12 30-day months. For example, the date which completes three full months after September 1 shall be December 1; and the date which completes three full months after January 1 shall be April 1.

      No principal payments in respect of any Variable Advance shall be due prior to the maturity date of such Variable Advance. Any prepayment of Variable Advances shall apply to the Variable Advance designated by Borrower.

            (b) Fixed Advances. The maturity date of each Fixed Advance shall be specified by Borrower, provided that such maturity date shall be the 5th, 7th, 10th, 12th or 15th anniversary of the making of such Fixed Advance, provided that in no event shall the maturity date of any Fixed Advance be later than the 15th anniversary of the Initial Closing Date. In the event the Borrower elects a maturity of a Fixed Advance of the 10 years from the making of such Fixed Advance, the Borrower may elect a "9+1" maturity, which Fixed Advance shall be evidenced by a promissory note in substantially the form of Exhibit B-2 to this Agreement. All Fixed Advances having a maturity other than a "9+1" maturity shall be evidenced by a promissory note in substantially the form of Exhibit B-1 to this Agreement.

      The principal of each Fixed Advance shall be amortized on a 30-year schedule, provided that Lender may, in its sole discretion (consistent with Lender's criteria for the analysis of repayment plans for similar loans secured by similar properties), based on an analysis of Borrower's plan to repay the relevant Fixed Advance, permit payments of principal to begin (i)

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in the case of a Fixed Advance having a maturity date seven (7) years from the date of such Fixed Advance, the date one (1) year after the date of the Fixed Advance, (ii) in the case of a Fixed Advance having a maturity date ten (10) years from the date of such Fixed Advance, the date two (2) years after the date of the Fixed Advance, and (iii) in the case of a Fixed Advance having a maturity date more than ten (10) years from the date of such Fixed Advance, such date as Lender may elect in its sole discretion.

      If a 100% participation in a Fixed Advance is purchased by Fannie Mae in return for MBS, Borrower may, at its option, elect to have such Fixed Advance evidenced by a series of Fixed Facility Notes, each having an original principal amount selected by Borrower (totaling, in the aggregate, the original principal amount of such Fixed Advance); provided no such Fixed Facility Note may have an original principal amount of less than $5,000,000.

            (c) Prepayment. Fixed Advances are not prepayable at any time, provided that, notwithstanding the foregoing, if Borrower has elected yield maintenance with respect to any Fixed Advance, Borrower (i) may prepay not less than all of such Fixed Advance during the last six months of the term of such Fixed Advance, and (ii) (A) if a 100% participation interest in the Fixed Advance has been purchased by Fannie Mae in return for MBS, may prepay not less than all of such Fixed Advance or (B) if a 100% participation interest in the Fixed Advance has been purchased by Fannie Mae for cash, may prepay all or any portion of such Fixed Advaance pursuant to the yield maintenance provisions of the Fixed Facility Note.

      SECTION 1.04. Interest on Advances.

            (a) Partial Month Interest. Notwithstanding anything to the contrary in this Section, if an Advance is not made on the first day of a calendar month, Borrower shall pay interest on the original stated principal amount of the Advance for the partial month period commencing on the Closing Date for the Advance and ending on the last day of the calendar month in which the Closing Date occurs, (i) for a Variable Advance at a rate per annum equal to the greater of (1) the Coupon Rate as determined in accordance with Section 1.05(a) and (2) a rate determined by Lender, based on Lender's cost of funds and approved in advance, by Borrower, pursuant to the procedures mutually agreed upon by Borrower and Lender, and (ii) for a Fixed Advance at a rate, per annum equal to the greater of (1) the interest rate for the described in subsection
(c)(i) of this Section and (2) a rate determined by Lender, based on Lender's cost of funds, and approved in advance, by Borrower, pursuant to procedures mutually agreed upon by Borrower and Lender.

            (b)   Variable Advances.

                  (i) Discount. Each Variable Advance shall be a discount loan. The original stated principal amount of a Variable Advance shall be the sum of the Price and the Discount. The Price and Discount of each Variable Advance shall be determined in accordance with the procedures set out in Section 2.01. The proceeds of the Variable Advance made available by Lender to Borrower will equal the original stated principal amount of the Variable Advance. Borrower shall pay to Lender, in advance of Lender making a Variable Advance requested by Borrower, the entire Discount for the Variable

                                       4

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      Advance. On the maturity of each Variable Advance, the Borrower shall pay the Lender an amount equal to the original stated principal amount of such Variable Advance.

                  (ii) Variable Facility Fee. In addition to paying the Discount and the partial month interest, if any, Borrower shall pay monthly installments of the Variable Facility Fee to Lender for each Variable Advance from the applicable MBS Issue Date to its maturity date. The Variable Facility Fee shall be payable in advance, in accordance with the terms of the Variable Facility Note. The first installment shall be payable on or prior to the Closing Date for the Variable Advance and shall apply to the first full calendar month of such MBS. Subsequent installments shall be payable on the first day of each calendar month, commencing on the first day of the second full calendar month of such MBS, to its maturity date. Each installment of the Variable Facility Fee shall be in an amount equal to the product of (1) the Variable Facility Fee, (2) the original stated principal amount of the Variable Advance, and (3) 1/12.

            (c)   Fixed Advances.

                  (i) Annual Interest Rate. Each Fixed Advance shall bear interest at a rate, per annum, equal to the sum of (1) the Pass-Through Rate for such Fixed Advance and (2) the Fixed Facility Fee (to the extent not included in the Pass-Through Rate).

                  (ii) Fixed Facility Fee. In addition to paying the partial month interest, if any, Borrower shall pay monthly installments of the Pass-Through Rate and the Fixed Facility Fee to Lender for each Fixed Advance in accordance with the terms of the Fixed Facility Note. The Pass-Through Rate and the Fixed Facility Fee shall be payable in arrears, in accordance with the terms of the Fixed Facility Note. The first installment shall be payable on the first day of each calendar month, commencing on the first day of the second full calendar month following the making of a Fixed Advance, to its maturity date. Each installment of the Fixed Facility Fee shall be in an amount equal to the product of (1) the Fixed Facility Fee, (2) the Outstanding principal balance of the Fixed Advance, and (3) 1/12. The interest rate stated in each Fixed Facility
      Note includes both the Pass-Through Rate and the Fixed Facility Fee.

      SECTION 1.05. Coupon Rates for Advances.

            (a) Variable Advances. The Coupon Rate shall equal the sum of (1) an interest rate as determined by Lender (rounded to three places) payable for the MBS pursuant to the MBS Commitment ("MBS Imputed Interest Rate") and (2) the Variable Facility Fee.

            (b) Fixed Advances. The Coupon Rate shall be the rate of interest applicable to such Fixed Advance pursuant to Section 1.04(c)(i).

      SECTION 1.06. Notes.

            (a) Variable Advances. The obligation of Borrower to repay shall be evidenced by the Variable Facility Note. The Variable Facility Note shall be payable to the order of Lender and shall be made in the amount of the Variable Facility Commitment.

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

            (b) Fixed Advances. The obligation of Borrower to repay shall be evidenced by the Fixed Facility Notes. The Fixed Facility Notes shall be payable to the order of Lender and shall be made in the original principal amount of each Fixed Advance.

      SECTION 1.07. Extension of Original Variable Facility Termination Date and Variable Facility Termination Date.

      Borrower shall have the right to extend (i) the Original Variable Facility Termination Date for (a) one (1) period, which period shall end on the date five
(5) years after the Initial Closing Date, (b) if the Borrower has extended the Original Variable Facility Termination Date pursuant to (a) above, one (1) additional period, which period shall end on the date ten (10) years after the Initial Closing Date, and (ii) the Variable Facility Termination Date for one
(1) five (5) year period, which period shall end on the date ten (10) years after the Initial Closing Date (in each case, an "Extension"), in each case upon satisfaction of each of the following conditions:

            (a) Borrower provides written notice requesting the Extension ("Extension Notice") to Lender not less than 90 nor more than 360 days prior to the then effective Original Variable Facility Termination Date or Variable Facility Termination Date, as applicable.

            (b) No Event of Default or Potential Event of Default exists on either the date the Extension Notice is given or on the then effective Variable Facility Termination Date.

            (c) All of the representations and warranties of Borrower contained in Article 7 of this Agreement and the other Loan Documents are true and correct in all material respects on the date the Extension Notice is given and on the then effective Original Variable Facility Termination Date, or Variable Facility Termination Date, as applicable, or any such changes to the truth and accuracy of such representations and warranties shall not have had a Material Adverse Effect on the Borrower or any of the Mortgaged Properties.

            (d) Borrower is in compliance with all of the covenants contained in Articles 8 and 9 on the date the Extension Notice is given and on the then effective Variable Facility Termination Date.

      Upon receipt of the Extension Notice with respect to the Original Variable Termination Date extension referred to in Section 1.07(a)(i), and upon compliance with the conditions set forth above, the Original Variable Facility Termination Date shall be extended until the date five (5) years after the Initial Closing Date on the terms and conditions contained in this Agreement and the other Loan Documents. Upon receipt of the Extension Notice with respect to the Original Variable Facility Date extension referred to in Section 1.07(a)(ii), and upon compliance with the conditions set forth above, the Original Variable Facility Termination Date shall be extended until the date ten
(10) years after the Initial Closing Date on the terms and conditions contained in this Agreement and the other Loan Documents. Upon receipt of the Extension Notice with respect to the Variable Termination Date and upon compliance with the conditions set forth above, the Variable Facility Termination Date shall be extended until the date ten (10) years after the Initial Closing Date on the terms and conditions contained in this Agreement and the other Loan Documents. The Variable Facility Fee, the Rate Preservation Fee and the

Standby Fee applicable to the Variable Facility during the Extension shall be as determined by Lender, pursuant to the terms of this Agreement.

      SECTION 1.08. Conversion from Variable Facility Commitment to Fixed Facility Commitment.

      Except as provided in Section 1.09, Borrower shall have the right, from time to time during the Fixed Facility Availability Period, to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment. The Variable Facility Commitment shall be reduced by, and the Fixed Facility Commitment shall be increased by, the amount of each conversion.

            (a) Request. To convert all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment, Borrower shall deliver a Conversion Request to Lender. Each Conversion Request shall designate (1) the amount of the conversion and (2) any Variable Advances Outstanding which will be prepaid on or before the Closing Date for the conversion as required by Section 1.09(c). If, after Lender determines the interest rate to be applicable to the Fixed Loan after conversion, Borrower elects not to proceed with the conversion, it shall so notify Lender in writing. If Borrower revokes any Conversion Request pursuant to the preceding sentence, it shall be responsible for the reasonable costs and expenses incurred by Lender in connection with such Conversion Request.

            (b) Determination of Interest Rate for Conversion. The determination of the interest rate applicable for any Fixed Advance relating to the conversion of any or all of the Variable Facility Commitment to the Fixed Facility Commitment shall be made not later than the Business Day following the date on which Borrower requests such determination be made, provided that (i) the Future Advance Request for such Fixed Advance has been approved by Lender and (ii) Borrower requests that the interest rate determination be made not later than 10:00 a.m. Eastern time on the Business Day prior to the day on which Borrower desires the interest rate determination to be made.

            (c) Closing. Subject to Section 1.09 and provided that all conditions contained in Section 1.10 are satisfied, Lender shall permit the requested conversion to close at offices designated by Lender on a Closing Date selected by Lender, and occurring within 30 Business Days after Lender's receipt of the Conversion Request (or on such other date as Borrower and Lender may agree). At the closing, Lender and Borrower shall execute and deliver, at the sole cost and expense of Borrower, in form and substance satisfactory to Lender, the Conversion Documents.

      SECTION 1.09. Limitations on Right to Convert.

      Borrower's right to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the following limitations:

            (a) Closing Date. The Closing Date shall occur during the Fixed Facility Availability Period.

            (b) Minimum Request. Each Conversion Request shall be in the minimum amount of $5,000,000.

            (c) Obligation to Prepay Variable Advances. Borrower shall prepay any difference by which, after the conversion, the aggregate unpaid principal balance of all Variable Advances Outstanding will exceed the Variable Facility Commitment. No Facility Termination Fee shall be due in connection with any Conversion.

            (d) Conversion in Connection with Advance. The amount of the Variable Facility Commitment converted to a Fixed Facility Commitment shall be equal to the amount of a Fixed Advance made simultaneously with such conversion.

      SECTION 1.10. Conditions to Conversion.

      The conversion of all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the satisfaction, on or before the Closing Date, of (a) the conditions precedent contained in Section 6.08 and
(b) all applicable General Conditions contained in Section 6.01.

                                   ARTICLE 2

                                  THE ADVANCES

      SECTION 2.01. Rate Setting for an Advance.

      Rates for an Advance shall be set in accordance with the following procedures:

            (a) Preliminary, Nonbinding Quote. At Borrower's request Lender shall quote an estimate of the Pass-Through Rate (for a proposed Fixed Advance), which Pass-Through Rate shall not include the Fixed Facility Fee or MBS Imputed Interest Rate (for a proposed Variable Advance), which MBS Imputed Interest Rate shall not include the Variable Facility Fee. Lender's quote shall be based on
(1) a solicitation of bids from institutional investors selected by Lender and
(2) the proposed terms and amount of the Advance selected by Borrower. The quote shall not be binding upon Lender.

            (b) Rate Setting. If Borrower satisfies all of the conditions to Lender's obligation to make the Advance, then Borrower may submit to Lender, by facsimile transmission before 1:00 p.m. Washington, D.C. time on any Business Day ("Rate Setting Date"), a completed and executed Rate Form. The Rate Form shall specify the amount, term, MBS Issue Date (if applicable), Facility Fee, the proposed maximum Coupon Rate ("Maximum Annual Coupon Rate") and Closing Date for the Advance.

            (c) Rate Confirmation. Within one Business Day after receipt of the Rate Form, Lender shall solicit bids from institutional investors selected by Lender based on the information in the Rate Form and, provided the actual Coupon Rate (if the low bid were accepted) would be at or below the Maximum Annual Coupon Rate, shall obtain a commitment ("MBS Commitment") for the purchase of an MBS having the bid terms described in the related

Rate Form or, in the case of the purchase of a 100% participation in any Fixed Advance by Fannie Mae for cash, a commitment from Fannie Mae ("Fannie Mae Commitment") for the purchase of such participation having the bid terms described in the related Rate Form. Lender shall then complete and countersign the Rate Form thereby confirming the amount, term, MBS Issue Date (if applicable), MBS Delivery Date (if applicable), MBS Imputed Interest Rate or Pass-Through Rate, Facility Fee, Coupon Rate, Discount, Price, and Closing Date for the Advance and shall immediately deliver by facsimile transmission the Rate Form to Borrower.

      SECTION 2.02. Advance Confirmation Instrument for Variable Advances.

      On or before the Closing Date for a Variable Advance, Borrower shall execute and deliver to Lender a fully executed Advance Confirmation Instrument, confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Variable Facility Fee, Coupon Rate, Discount, Price and Closing Date for the Advance, and Borrower's obligation to repay the Variable Advance in accordance with the terms of the Variable Facility Note and this Agreement. Upon the funding of the Variable Advance, Lender shall insert the date of funding on the Advance Confirmation Instrument and deliver a copy of the completed Advance Confirmation Instrument to Borrower to evidence the date of funding and to confirm that the Advance Confirmation Instrument is not effective until the date of funding. Lender's failure to do so shall not invalidate the Advance Confirmation Instrument or otherwise affect in any way any obligation of Borrower to repay Variable Advances in accordance with the Advance Confirmation Instrument, the Variable Facility Note or the other Loan Documents.

      SECTION 2.03. Breakage and other Costs.

      If Lender obtains, and then fails to fulfill, an MBS Commitment or a Fannie Mae Commitment because the Advance is not made (for a reason other than Lender's default), Borrower shall pay all reasonable out-of-pocket costs payable to the potential investor and other reasonable costs, fees and damages incurred by Lender in connection with its failure to fulfill an MBS Commitment or a Fannie Mae Commitment.

      SECTION 2.04. Advances.

      Borrower may deliver an Advance Request to Lender.

            (a) If the Advance Request is to obtain the Initial Advance and all conditions precedent contained in Section 6.02 and the General Conditions contained in Section 6.01 are satisfied on or before the Closing Date for the Initial Advance, Lender shall make the Initial Advance on the Initial Closing Date or on such other date as Borrower and Lender may agree.

            (b) If the Advance Request is to obtain a Future Advance, such Advance Request shall be in the minimum amount of $3,000,000. Borrower may have one or more Advances of not less than $3,000,000 even though such Advances are made on the same day and mature on the same date. If all conditions precedent contained in Section 6.03 and the General Conditions contained in Section 6.01 are satisfied, Lender shall make the requested Future Advance, at a closing to be held at offices designated by Lender on a Closing Date selected by

Lender, which date shall be not more than three (3) Business Days after Borrower's receipt from Lender of the confirmed Rate Form (or on such other date as Borrower and Lender may agree).

            (c) Upon the making of an Advance, in no event shall the aggregate of all Advances Outstanding exceed the lesser of (i) the Commitment Amount in effect at the time the Advance is requested, and (ii) $400,000,000.

      SECTION 2.05. Determination of Allocable Facility Amount and
Valuations.

            (a) Initial Determinations. On the Initial Closing Date, Lender shall determine (i) the Allocable Facility Amount and Valuation for each Mortgaged Property and (ii) the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio. The determinations of Allocable Facility Amounts and Valuations made as of the Initial Closing Date shall remain unchanged until the First Anniversary.

            (b) Monitoring Determinations. (i) Once each calendar month or, if the Commitment consists only of a Fixed Facility Commitment, once each Calendar Year, within 20 Business Days after Borrower has delivered to Lender the reports required in Section 8.03, Lender shall determine the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio, provided that the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio determined as of the Initial Closing Date shall be in effect for purposes of Future Advances until the date 90 days after the Initial Closing Date, and calculations required in connection with the other covenants set forth in the Loan Documents, and whether the Borrower is in compliance, (ii) after the First Anniversary, on an annual basis, and if Lender reasonably decides that changed market or property conditions warrant, Lender shall determine Allocable Facility Amounts and Valuations, (iii) Lender shall also redetermine Allocable Facility Amounts to take account of any addition, release or substitution of Collateral or other event which invalidates the outstanding determinations. In determining Valuations, Lender shall use the then current Cap Rates. Until redetermined, the outstanding Allocable Facility Amounts and Valuations shall remain in effect. During the first Loan Year a Mortgaged Property is in the Collateral Pool, all calculations of Aggregate Debt Service Coverage and Aggregate Loan to Value Ratios including such Mortgaged Property shall be based on actual operations of such Mortgaged Property during the period the Mortgaged Property was in the Collateral Pool and underwriting proforma results for the remainder of such Loan Year.

      SECTION 2.06. Right to Advances Based on Increased Collateral Value.

      At any time during the Variable Facility Availability Period after the First Anniversary, the Borrower shall have a one-time right to a Future Advance based on the increased value of the Mortgaged Properties. Borrower's right to a Future Advance pursuant to this Section shall be subject to the following conditions:

            (a) Request. The Borrower shall deliver an Advance Request to Lender. The Advance Request shall include the following:

                  (i)   The amount of the proposed Future Advance; and

                  (ii) If applicable, a request that Lender inform the Borrower of the Variable Facility Fee or Fixed Facility Fee applicable to the requested Future Advance.

            (b) Determination of Amount of Advance. The maximum amount of a proposed Future Advance requested pursuant to this Section 2.06 shall be the amount that when added to the then current total of Advances Outstanding equals the maximum amount of Advances that could be outstanding and the Coverage and LTV Tests be satisfied. For purposes of calculating compliance with the Coverage and LTV Tests for purposes of this Section 2.06, Lender shall evaluate the Collateral Pool in accordance with DUS Guide Underwriting Requirements. In no event shall the Future Advance requested pursuant to this Section 2.06, together with the then current Advances Outstanding, exceed the lesser of (i) the Commitment Amount in effect at the time the Future Advance is requested, and
(ii) $400,000,000.

            (c) Variable Facility Fee. The Variable Facility Fee applicable to any Future Advance made pursuant to this Section 2.06 (regardless of whether such Advance is drawn from the Reserved Amount) shall be the Variable Facility Fee determined by Lender at the time of the making of the Future Advance.

            (d) Origination Fee. Borrower shall pay, on the Closing Date of the Future Advance made pursuant to this Section 2.06, the Expansion Origination Fee to the extent provided in Section 10.02(b).

            (e) Closing. If all conditions precedent contained in Section 6.03 of this Agreement and all applicable General Conditions contained in Section
6.01 of this Agreement are satisfied, Lender shall make a Future Advance, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, and occurring within thirty (30) calendar days after Lender's approval of the Future Advance (or on such other date as Borrower and Lender may agree).

                                   ARTICLE 3

                               COLLATERAL CHANGES

      SECTION 3.01. Right to Add Collateral.

      Subject to the terms and conditions of this Article, Borrower shall have the right, from time to time during the Term of this Agreement, to add Manufactured Housing Communities to the Collateral Pool.

      SECTION 3.02. Procedure for Adding Collateral.

      The procedure for adding Collateral contained in this Section 3.02 shall apply to all additions of Collateral including, but not limited to, additions of Collateral in connection with substitutions of Collateral and expansion of the Credit Facility.

            (a) Request. Borrower may deliver to Lender an Addition Request to add one or more Manufactured Housing Communities to the Collateral Pool. Each Addition Request shall be accompanied by the following: (i) the information required by the DUS Guide Underwriting Requirements including any Lender memoranda relating to Manufactured Housing Communities issued by Fannie Mae from time to time and any additional information Lender may reasonably request; and
(ii) the payment of all Additional Collateral Due Diligence Fees.

            (b) Underwriting. Lender shall evaluate the proposed Additional Mortgaged Property in accordance with the DUS Guide Underwriting Requirements including any Lender memoranda relating to Manufactured Housing Communities issued by Fannie Mae from time to time, and shall make underwriting determinations as to the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio applicable to the Collateral Pool on the basis of the lesser of (1) the acquisition price of the proposed Additional Mortgaged Property if purchased as a single acquisition or a reasonable allocation of total purchase price if purchased as part of a portfolio purchase by Borrower within 12 months of the related Addition Request, and (2) a Valuation made with respect to the proposed Additional Mortgaged Property. Within 30 Business Days (provided that Lender shall use reasonable efforts to respond sooner) after receipt of (1) the Addition Request and (2) all reports, certificates and documents required by the DUS Guide Underwriting Requirements including any Lender memoranda relating to Manufactured Housing Communities issued by Fannie Mae from time to time, including a zoning analysis undertaken in accordance with Section 206 of Part III of the DUS Guide, Lender shall notify Borrower whether it shall consent to the Addition Request. If Lender consents it shall set forth the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio which it estimates shall result from the addition of the proposed Additional Mortgaged Property. Within 30 Business Days after receipt of Lender's consent to the Addition Request, Borrower shall notify Lender whether it elects to add the proposed Additional Mortgaged Property to the Collateral Pool. If Borrower fails to respond within the period of 30 Business Days, it shall be conclusively deemed to have elected not to add the proposed Additional Mortgaged Property to the Collateral Pool.

            (c) Closing. If Lender consents to the Addition Request, Borrower timely elects to add the proposed Additional Mortgaged Property to the Collateral Pool and all conditions precedent contained in Section 6.04 and all General Conditions contained in Section 6.01 are satisfied, Lender shall permit the addition of the proposed Additional Mortgaged Property to the Collateral Pool, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, occurring within 20 Business Days after Lender's receipt of Borrower's election (or on such other date as Borrower and Lender may agree).

      SECTION 3.03. Right to Obtain Releases of Collateral.

      Subject to the terms and conditions of this Article, Borrower shall have the right to obtain a release of Collateral from the Collateral Pool.

      SECTION 3.04. Procedure for Obtaining Releases of Collateral.

            (a) Request. To obtain a release of Collateral from the Collateral Pool, Borrower may deliver a Release Request to Lender. The Release Request shall not result in a termination of all or any part of the Credit Facility. Borrower may terminate all or any part of the Credit Facility only by delivering a Facility Termination Request or Credit Facility Termination Request pursuant to Article 5.

            (b) Closing. If all conditions precedent contained in Section 6.05 and all General Conditions contained in Section 6.01 are satisfied, Lender shall cause the Release Property to be released, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, and occurring not less than 15 days after Lender's receipt of the Release Request (or on such other date as Borrower and Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Release Documents. Borrower shall prepare the Release Documents and submit them to Lender for its review.

            (c) Release Price. The Release Price for each Mortgaged Property shall be (A) the greater of (i) 110% of the Allocable Facility Amount for the Release Property and (ii) the amount of any Advances Outstanding which are required to be repaid by Borrower to Lender so that, immediately after the release, the Aggregate Debt Service Coverage Ratio immediately prior to the release is not reduced and the Aggregate Loan to Value Ratio immediately prior to the release is not increased, (B) if after the release of the Release Property (regardless of the Aggregate Loan to Value Ratio or the Aggregate Debt Service Coverage Ratio prior to the release), the Aggregate Loan to Value Ratio is 65% or less and the Aggregate Debt Service Coverage is 1.35:1.0 or greater, then the Release Price shall be the Allocable Facility Amount for the Release Property, or (C) if after the release of the Release Property (regardless of the Aggregate Loan to Value Ratio or the Aggregate Debt Service Coverage Ratio prior to the release), the Aggregate Loan to Value Ratio is 60% or less and the Aggregate Debt Service Coverage Ratio is 1.55:1.0 or greater, then the Release Price, if any, shall be the amount of any Advances Outstanding which are required to be repaid by Borrower to Lender so that, immediately after the release, the Aggregate Debt Service Coverage Ratio is no less than 1.55:1.0 and the Aggregate Loan to Value Ratio is no more than 60%. In addition, Borrower shall pay to Lender all other amounts due under the Notes and any Advance Confirmation Instruments evidencing the Advances being repaid. Notwithstanding the provisions of this Section 3.04(c), upon the maturity of any Fixed Advance and the repayment in full of all amounts owing in connection with such Fixed Advance, the Release Price for any Mortgaged Property to be released from the collateral pool in conjunction with such repayment shall be equal to the Outstanding Allocated Facility Amount for such Released Property.

            (d) Application of Release Price. The Release Price shall be applied first against the Variable Advances Outstanding until there are no further Variable Advances Outstanding, then against the prepayment of Fixed Advances Outstanding, so long as the prepayment is permitted under the applicable Fixed Facility Note. If, on the date Borrower pays the Release Price, Variable Advances are Outstanding but not then due and payable, Lender shall hold the Release Price in an interest-bearing account as additional Collateral, until the next date on which Variable Advances are due and payable, at which time Lender shall apply the appropriate portion of the Release Price to such Variable Advances.

            (e) Special Provisions Regarding Expansion Property. The Parties acknowledge that certain portions of the Mortgaged Properties commonly known as Eagle Crest, Boulder Ridge, and Windham Hills are currently undeveloped and vacant (such undeveloped and vacant portions, individually and collectively, the "EXPANSION PROPERTY"). Notwithstanding any provisions in this Agreement to the contrary, Borrower shall be permitted to release an Expansion Property from the Collateral Pool without the payment of a Release Price upon the satisfaction of each of the following conditions:

                  (i) Lender shall have approved the legal description of the relevant Mortgaged Property remaining in the Collateral Pool after the release of the Expansion Property;

                  (ii) Borrower shall have transferred the Expansion Property into a separate tax parcel and the Mortgaged Property remaining in the Collateral Pool shall have a separate tax identification number;

                  (iii) If necessary, Borrower shall have subdivided or replatted the Mortgaged Property, as required by the jurisdiction in which the Mortgaged Property is located, such that the Mortgaged Property remaining in the Collateral Pool after the release of the Expansion Property shall be a separate parcel, on which Lender can exercise all rights and remedies afforded in this Agreement and the Security Instrument, including conveying the Mortgaged Property upon foreclosure;

                  (iv) Borrower shall have recorded any easements, in a form and substance required by Lender, benefiting the Mortgaged Property after the release of the Expansion Property including, but not limited to, easements granting use and/or access to amenities on the Expansion Property, utility easements for utilities located or to be located on the Expansion Property benefiting the remaining Mortgaged Property, and parking or access easements;

                  (v) The Expansion Property shall be deeded to an entity, that is not a Borrower under this Agreement, at the time of such release;

                  (vi) Borrower shall amend the existing Security Instrument for such Mortgaged Property to reflect the new legal description of the Mortgaged Property, which legal description shall include any beneficial easements;

                  (vii) Borrower shall cause the existing title policy for such Mortgaged Property to be amended to reflect the new legal description of the Mortgaged Property, which legal description shall include any beneficial easements as insured parcels;

                  (viii) Borrower covenants that the Expansion Property shall be developed and operated in a manner compatible with the use of the remaining Mortgaged Property as a manufactured housing community; and

                  (ix) Borrower shall pay all of Lender's reasonable costs and expenses, including legal fees and expenses, in connection with the release of any Expansion Property.

            (f) Special Provisions Regarding Eagle Crest. The Parties acknowledge that Borrower intends to dedicate to the Town of Lady Lake, Florida the water supply system and wastewater treatment plant (the "WATER OAK WATER TREATMENT FACILITY") located on Parcels A, B and C of that certain Mortgaged Property commonly known as Water Oak in Lake County, Florida (the "WATER OAK PROPERTY"). Lender hereby agrees to consent to such dedication and to release the Water Oak Water Treatment Facility from the Collateral Pool upon the satisfaction of the following conditions:

                  (i) Lender shall have reviewed and approved the final form of the Agreement for Purchase and Sale, the Rate Agreement, the Water and Wastewater Capacity Reservation Agreement, the Golf Course and Common Area Utilization Agreement and the Technical Assistance Agreement, each by and between SCF and the Town of Lady Lake, and any other documents executed in connection with the dedication of the Water Oak Water Treatment Facility;

                  (ii) If the legal description of the Water Oak Water Treatment Facility is not Parcels A, B, and C of the Water Oak Property, Lender shall have approved the legal description of the Water Oak Water Treatment Facility to be released from the Collateral Pool;

                  (iii) If necessary, Borrower shall have transferred the Water Oak Water Treatment Facility into a separate Tax ID parcel and remainder of the Water Oak Property shall have a Tax ID separate from the Water Oak Water Treatment Facility;

                  (iv) If necessary, Borrower shall have subdivided or replatted the Water Oak Property, as required by the Lake County, Florida, such that the Water Oak Property remaining in the Collateral Pool after the release of the Water Oak Water Treatment Facility shall be a separate parcel, on which Lender can exercise all rights and remedies afforded in this Agreement and the Security Instrument including conveying the Water Oak Property upon foreclosure;

                  (v) Borrower shall have recorded any easements, in form and substance required by the Governmental Authority having jurisdiction over the Water Oak Property in connection with the continued operation of the Water Oak Property pertaining to the Water Oak Water Treatment Facility, and if reasonably requested by Lender, any other easements pertaining to the continued operation of the Water Oak Property;

                  (vi) The Water Oak Water Treatment Facility shall be deeded to the Town of Lady Lake, at the time of the release of the Water Oak Water Treatment Facility;

                  (vii) Borrower shall amend the existing Security Instrument for the Water Oak Property to remove the Water Oak Water Treatment Facility from the legal description, which legal description shall include any beneficial easements;

                  (viii) Borrower shall cause the existing title policy for such Mortgaged Property to be amended to remove the Water Oak Water Treatment Facility from the legal description, which legal description shall include any beneficial easements as insured parcels; and

                  (ix) Borrower shall pay all of Lender's reasonable costs and expenses, including legal fees and expenses, in connection with the dedication and release of the Water Oak Treatment Facility.

      SECTION 3.05. Right to Substitute Collateral.

      Subject to the terms, conditions and limitations of this Section 3.05, Borrower shall have the right to add one or more Manufactured Housing Communities to the Collateral Pool in substitution of one or more Mortgaged Properties then in the Collateral Pool ("Substitute Mortgaged Property").

      SECTION 3.06. Procedure for Substituting Collateral.

            (a) Request. Borrower may deliver to Lender a Substitution Request to add one or more Manufactured Housing Communities in substitution of one or more Mortgaged Properties then in the Collateral Pool. Each Substitution Request shall be accompanied by

                  (i) the information required by the DUS Guide Underwriting Requirements including any Lender memoranda relating to Manufactured Housing Communities issued by Fannie Mae from time to time and any additional information Lender may reasonably request; and (ii) a statement whether the addition of the Substitute Mortgaged Property will occur simultaneously with the release of the Release Property and, if not, the proposed date on which the Substitute Mortgaged Property will be added to the Collateral Pool which, in no event, shall be a date which is more than 90 days after the proposed date of the release of the Release Property.

            (b) Underwriting. Lender shall make underwriting determinations as to the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio immediately prior to and immediately after giving effect to the proposed substitution, and the Valuation and the Net Operating Income for both the Substitute Mortgaged Property and the Release Property. Notwithstanding anything to the contrary contained herein, underwriting determinations with respect to the proposed Substitute Mortgaged Property shall be made on the basis of a Valuation and otherwise in accordance with the DUS Guide Underwriting Requirements including any Lender memoranda relating to Manufactured Housing Communities issued by Fannie Mae from time to time. Within 30 days after receipt of (i) the Substitution Request and (ii) all reports, certificates and documents required under the DUS Guide including any Lender memoranda relating to Manufactured Housing Communities issued by Fannie Mae from time to time, including a zoning analysis undertaken in accordance with Section 206 of Part III of the DUS

Guide, Lender shall notify Borrower whether Lender shall consent to Substitution Request. If Lender consents, it shall set forth the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio which it estimates shall result from the substitution of the Substitute Mortgaged Property into the Collateral Pool. Within 30 days after receipt of Lender's consent notice, Borrower shall notify Lender whether it elects to cause such substitution to occur. If Borrower fails to respond within the period of 30 days, it shall be conclusively deemed to have elected not to cause the proposed substitution to occur.

            (c) Closing. If Lender consents to the Substitution Request, Borrower timely elects to cause such substitution to occur and all conditions precedent contained in Section 6.06 and all General Conditions contained in
Section 6.01 are satisfied, Lender shall permit the Substitute Mortgaged Property to be substituted into the Collateral Pool in replacement of the Release Property, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender and approved by Borrower, and occurring

                  (i) if the addition of the Substitute Mortgaged Property and the release of the Release Property are to occur simultaneously, within 30 days after Lender's receipt of Borrower's election (or on such other date as Borrower and Lender may agree); or

                  (ii) if the addition of the Substitute Mortgaged Property is to occur subsequent to the release of the Release Property, within 90 days after the release of the Release Property.

If, in the case of clause (ii) of this paragraph, the addition of the Substitute Mortgaged Property to the Collateral Pool does not occur within 90 days or such longer period as approved by Lender, in its sole discretion, after the release of the Release Property, then Borrower shall have waived its right to substitute such Release Property with the Substitute Mortgaged Property, the Release Price shall be determined pursuant to Section 3.04(c) and Borrower shall comply with the requirement contained in Section 3.04(d). Such Release Price, or the applicable portion thereof, shall be immediately due and payable by Borrower to Lender to reduce the Advances Outstanding as required by, and in the manner contained in, Section 3.04(d).

            (d) Restriction on Borrowings. If the addition of the Substitute Mortgaged Property and the release of the Release Property does not occur simultaneously then, until the addition of the Substitute Mortgaged Property, the aggregate unpaid principal balance of Advances Outstanding shall not exceed the amount of the then-existing Commitment minus the Allocable Facility Amount of the Release Property, unless Borrower has delivered additional Collateral reasonably acceptable to Lender in an amount at least equal to such Allocable Facility Amount. If the aggregate unpaid principal balance of Advances Outstanding exceeds such amount (and satisfactory additional Collateral has not been delivered by Borrower to Lender), Borrower shall pay such excess as a condition precedent to the addition of a Substitute Mortgaged Property. Notwithstanding the foregoing, in no event shall the value of the additional Collateral exceed 15% of the principal balance of the Advances Outstanding. Any payment received by Lender under this Section shall be applied against Advances Outstanding in the manner prescribed for Release Prices pursuant to Section 3.04(d). The additional Collateral shall be released to Borrower upon the addition of the applicable Substitute Mortgaged Property to the Collateral Pool.

                                   ARTICLE 4

                          EXPANSION OF CREDIT FACILITY

      SECTION 4.01. Right to Increase Commitment.

      Subject to the terms, conditions and limitations of this Article, Borrower shall have the right, during the Fixed Facility Availability Period, to increase the Fixed Facility Commitment and, during the Variable Facility Availability Period, to increase the Variable Facility Commitment. Borrower's right to increase the Commitment is subject to the following limitations:

            (a) Maximum Amount of Increase in Commitment. As of the Initial Closing Date, the amount of the Commitment is $390,000,000. The maximum amount by which the Commitment may be increased is $10,000,000.

            (b) Minimum Request. Each Request for an increase in the Commitment shall be in the minimum amount of $5,000,000.

            (c) Terms and Conditions. The terms and conditions of this Agreement shall apply to any increase in the Commitment closed prior to the First Anniversary. Thereafter, the Variable Facility Fee, Fixed Facility Fee, Rate Preservation Fee and Standby Fee applicable to any increase in the Commitment shall be mutually agreed upon by Lender and Borrower; provided, however, (i) that if Borrower incurs a Standby Fee, then the Variable Facility Fee and Fixed Facility Fee shall, subject to the provisions of Section 10.01 of this Agreement, remain unchanged for so long as the Commitment is outstanding and the Standby Fee is paid, and (ii) that if Borrower elects to pay the Rate Preservation Fee, then the Variable Facility Fee and the Fixed Facility Fee shall, subject to the provisions of Section 10.06 of this Agreement, remain unchanged for so long as the Rate Preservation Fee is paid.

      SECTION 4.02. Procedure for Obtaining Increases in Commitment.

            (a) Request. To obtain an increase in the Commitment, Borrower shall deliver an Expansion Request to Lender. Each Expansion Request shall include the following:

                  (i)   The total amount of the proposed increase;

                  (ii) A designation of the increase as being part of the Fixed Facility Commitment and/or the Variable Facility Commitment;

                  (iii) A request that Lender inform Borrower of any change in the Geographical Diversification Requirements; and

                  (iv) If the increase in the Commitment is to close after the date one year after the date hereof, a request that Lender inform Borrower of the Fixed Facility Fee, the Variable Facility Fee, Rate Preservation Fee and the Standby Fee to apply to Advances drawn from such increase in the Commitment.

            (b) Closing. If all conditions precedent contained in Section 6.07 and all General Conditions contained in Section 6.01 are satisfied, Lender shall permit the Expansion Request to occur, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender and approved by Borrower, and occurring not less than fifteen (15) Business Days after Lender's receipt of the Expansion Request (or on such other date as Borrower and Lender may agree).

                                   ARTICLE 5

                            TERMINATION OF FACILITIES

      SECTION 5.01. Right to Complete or Partial Termination of
Facilities.

      Subject to the terms and conditions of this Article, Borrower shall have the right to permanently reduce the Variable Facility Commitment and/or the Fixed Facility Commitment.

      SECTION 5.02. Procedure for Complete or Partial Termination of
Facilities.

            (a) Request. To permanently reduce the Variable Facility Commitment or the Fixed Facility Commitment, Borrower shall deliver a Facility Termination Request to Lender. A permanent reduction of the Variable Facility Commitment to $0 shall be referred to as a "Complete Variable Facility Termination." A permanent reduction of the Fixed Facility Commitment to $0 shall be referred to as a "Complete Fixed Facility Termination." The Facility Termination Request shall include the following:

                  (i) The proposed amount of the reduction in the Variable Facility Commitment and/or Fixed Facility Commitment; and

                  (ii) Unless there is a Complete Variable Facility Termination or a Complete Fixed Facility Termination, a designation by Borrower of any Variable Advances which will be prepaid and/or any Fixed Advances which will be prepaid or defeased.

Any release of Collateral, whether or not made in connection with a Facility Termination Request, must comply with all conditions to a release which are contained in Article 6.

            (b) Closing. If all conditions precedent contained in Section 6.09 and all General Conditions contained in Section 6.01 are satisfied, Lender shall reduce the Variable Facility Commitment or Fixed Facility Commitment, as the case may be, to the amount designated by Borrower, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, within thirty
(30) Business Days after Lender's receipt of the Facility Termination Request (or on such other date as Borrower and Lender may agree), by executing and delivering the Facility Termination Document evidencing the reduction in the Facility Commitment.

      SECTION 5.03. Right to Terminate Credit Facility.

      Subject to the terms and conditions of this Article, Borrower shall have the right to terminate this Agreement and the Credit Facility and receive a release of all of the Collateral.

      SECTION 5.04. Procedure for Terminating Credit Facility.

            (a) Request. To terminate this Agreement and the Credit Facility, Borrower shall deliver a Credit Facility Termination Request to Lender.

            (b) Closing. If all conditions precedent contained in Section 6.10 are satisfied, this Agreement shall terminate, and Lender shall cause all of the Collateral to be released, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, within 20 Business Days after Lender's receipt of the Credit Facility Termination Request (or on such other date as Borrower and Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Credit Facility Termination Documents.

                                   ARTICLE 6

                      CONDITIONS PRECEDENT TO ALL REQUESTS

      SECTION 6.01. Conditions Applicable to All Requests.

      The obligation of Lender to close the transaction requested in a Request shall be subject to the following general conditions precedent ("General Conditions") in addition to any other conditions precedent contained in this
Agreement:

            (a) Compliance with Debt Service Coverage RatioSECTION 8.16 Compliance with Debt Service Coverage Ratio. Except in connection with a Credit Facility Termination Request or a Rollover Variable Advance, the Aggregate Debt Service Coverage Ratio shall be not less than 1.30:1.0.

            (b) Compliance with Loan to Value RatioSECTION 8.17 Compliance with Loan to Value Ratio. Except in connection with a Credit Facility Termination Request or a Rollover Variable Advance, the Aggregate Loan to Value Ratio shall not be greater than 75%.

            (c) Geographical Diversification; Compliance with Concentration TestSECTION 8.18 Geographical Diversification. Except in connection with a Credit Facility Termination Request or a Rollover Variable Advance, the Mortgaged Properties in the Collateral Pool shall comply with the Geographical Diversification Requirements.

            (d) Payment of Expenses. The payment by Borrower of Lender's and Fannie Mae's reasonable fees and expenses payable in accordance with this Agreement, including, but not limited to, the legal fees and expenses contained in Section 10.04.

            (e) No Material Adverse Change. Except in connection with a Credit Facility Termination Request or a Rollover Variable Advance, there has been no material adverse change in the financial condition, business or prospects of Borrower or Sun or in the physical condition, operating performance or value of any of the Mortgaged Properties since the date of the most recent Compliance Certificate (or, with respect to the conditions precedent to the Initial Advance, from the condition, business or prospects reflected in the financial statements, reports and other information obtained by Lender during its review of Borrower and Sun and the Initial Mortgaged Properties).

            (f) No Default. Except in connection with a Credit Facility Termination Request, there shall exist no Event of Default or Potential Event of Default on the Closing Date for the Request and, after giving effect to the transaction requested in the Request, no Event of Default or Potential Event of Default shall have occurred other than an Event of Default or Potential Event of Default that would be cured as a result of the consummation of such Request.

            (g) No Insolvency. Neither the Borrower nor Sun is insolvent (within the meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers) or will be rendered insolvent by the transactions contemplated by the Loan Documents, including the making of a Future Advance, or, after giving effect to such transactions, will be left with an unreasonably small capital with which to engage in its business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor.

            (h) No Untrue Statements. The Loan Documents shall not contain any untrue or misleading statement of a material fact and shall not fail to state a material fact necessary to make the information contained therein not misleading if such statement or failure has a Material Adverse Effect.

            (i) Representations and Warranties. Except in connection with a Credit Facility Termination Request or a Rollover Variable Advance, all representations and warranties made by Borrower and Sun in the Loan Documents shall be true and correct in all material respects on the Closing Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Closing Date for the Request, other than those representations and warranties which, if not materially true and correct, do not have a Material Adverse Effect.

            (j) No Condemnation or Casualty. Except in connection with a Credit Facility Termination Request or a Rollover Variable Advance, there shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property (other than a Mortgaged Property subject to a Release Request) and there shall not have occurred any casualty to any improvements located on any Mortgaged Property (other than a Mortgaged Property subject to a Release Request), which condemnation or casualty would have a Material Adverse Effect.

            (k) Delivery of Closing Documents. Except in connection with a Rollover Variable Advance, the receipt by Lender of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to Lender in all respects:

                  (i) The Loan Documents required for consummation of such Request, if any;

                  (ii)  A Compliance Certificate;

                  (iii) An Organizational Certificate; and

                  (iv) Such other documents, instruments, approvals (and, if requested by Lender, certified duplicates of executed copies thereof) and opinions as Lender may reasonably request.

            (l) Covenants. Except in connection with a Credit Facility Termination Request or a Rollover Variable Advance, Borrower is in full compliance with each of the covenants contained in Articles 8 and 9 of this Agreement, without giving effect to any notice and cure rights of Borrower, to the extent that any such non-compliance will not have a Material Adverse Effect on the Borrower.

      SECTION 6.02. Conditions Precedent to Initial Advance.

      The obligation of Lender to make the Initial Advance is subject to the following conditions precedent:

            (a)   Receipt by Lender of the fully executed Advance Request;

            (b) Delivery to the Title Company, for filing and/or recording in all applicable jurisdictions, of all applicable Loan Documents required by Lender, including a duly executed and delivered original of the Variable Facility Note, Fixed Facility Notes, the Guaranty, the Initial Security Instruments covering the Initial Mortgaged Properties and UCC-1 Financing Statements covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Liens created by the applicable Security Instruments and any other Loan Documents creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

            (c) If applicable, the receipt by Lender of the first installment of the Variable Facility Fee and the entire Discount payable by Borrower pursuant to Section 1.04;

            (d) If applicable, the receipt by Lender of the first installment of the Fixed Facility Fee and any interest payable by the Borrower pursuant to
Section 1.04; and

            (e) Receipt by Lender of the Initial Origination Fee to the extent provided pursuant to Section 10.02(a) and the Initial Due Diligence Fee pursuant to Section 10.03(a).

      SECTION 6.03. Conditions Precedent to Future Advances.

      The obligation of Lender to make a requested Future Advance is subject to the following conditions precedent:

            (a) Except in connection with a Rollover Variable Advance, receipt by Lender of the fully executed Advance Request;

            (b) Except in connection with a Rollover Variable Advance, delivery by Lender to Borrower of the Rate Form for the Future Advance;

            (c) Except in connection with a Rollover Variable Advance, after giving effect to the requested Future Advance, the Coverage and LTV Tests will be satisfied;

            (d) If the Advance is a Fixed Advance, delivery of a Fixed Facility Note, duly executed by Borrower, in the amount and reflecting all of the terms of the Fixed Advance;

            (e) If the Advance is a Variable Advance, delivery of the Advance Confirmation Instrument, duly executed by Borrower;

            (f) If the Advance is made in connection with the addition of a Mortgaged Property to the Collateral Pool, for any Title Insurance Policy not containing a Revolving Credit Endorsement, the receipt by Lender of an endorsement to the Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date increasing the limits of liability by the amount of the Future Advance and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender;

            (g) If the Advance is a Variable Advance, the receipt by Lender of the first installment of Variable Facility Fee for the Variable Advance and the entire Discount for the Variable Advance payable by Borrower pursuant to Section 1.04;

            (h) Except in connection with a Rollover Variable Advance, no material adverse change in the financial condition of Borrower or Sun has occurred between the respective dates of the financial statements which were most recently furnished to Lender relating to such entities;

            (i) Except in connection with a Rollover Variable Advance, no Governmental Approval not already obtained or made is required for the execution and delivery of the documents to be delivered in connection with the Future Advance;

            (j) Except in connection with a Rollover Variable Advance, Borrower is not under any cease or desist order or other orders of a similar nature, temporary or permanent of any Governmental Authority which would have the effect of preventing or hindering performance of the terms and provisions of the Agreement or any other Loan Documents, nor are there any proceedings presently in progress or, to its knowledge, contemplated which, if successful, would lead to the issuance of any such order; and

            (k) Receipt by Lender of the Expansion Origination Fee, if applicable.

      SECTION 6.04. Conditions Precedent to Addition of an Additional Mortgaged Property to the Collateral Pool.

      The addition of an Additional Mortgaged Property to the Collateral Pool on the applicable Closing Date is subject to the satisfaction of the following conditions precedent:

            (a) If the addition of an Additional Mortgaged Property is completed prior to the First Anniversary, satisfaction of the Coverage and LTV Tests after giving effect to the addition of the Additional Mortgaged Property;

            (b) If the addition of an Additional Mortgaged Property to the Collateral Pool closes on or after the First Anniversary, (i) the Additional Mortgaged Property has a Debt Service Coverage Ratio of at least l30% and a Loan-to-Value Ratio of not more than 75%, in each case based on the underwriting performed pursuant to Section 3.02(b), and (ii) satisfaction of the Coverage and LTV Tests after giving effect to the addition of the Additional Mortgaged Property;

            (c) Receipt by the Lender of all legal fees and expenses payable by the Borrower in connection with the Collateral Additional Request pursuant to
Section 10.03(b);

            (d) Delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Addition Loan Documents required by Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Additional Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance reasonably satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Lien created by the applicable additional Security Instrument, and any other addition Loan Document creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

            (e) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the addition of any Additional Borrower and/or the Additional Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender; and

            (f) If the Title Insurance Policy for the Additional Mortgaged Property contains a tie-in Endorsement, an endorsement to each other Title Insurance Policy containing a tie-in Endorsement, adding a reference to the Additional Mortgaged Property.

      SECTION 6.05. Conditions Precedent to Release of Property from the Collateral Pool.

      The obligation of Lender to release a Property from the Collateral Pool by executing and delivering the Release Documents on the Closing Date is subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

            (a) Immediately after giving effect to the requested release, the Coverage and LTV Tests will be satisfied or if the provisions of Section 3.04(c)(B) are applicable, immediately after such release the Aggregate Debt Service Coverage Ratio is 1.35:1.0 or greater and the Aggregate Loan to Value Ratio is 65% or less or if the provisions of Section 3.04(c)(C) are applicable, immediately after such release the Aggregate Debt Service Coverage Ratio is 1.55:1.0 or greater and the Aggregate Loan to Value Ratio is 60% or less;

            (b)   Receipt by Lender of the Release Price, if due ;

            (c) Receipt by Lender on the Closing Date of one or more counterparts of each Release Document, dated as of the Closing Date, signed by each of the parties (other than Lender) who is a party to such Release Document;

            (d) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the release of the Release Property from the Collateral Pool;

            (e) If Lender determines the Release Property to be one phase of a project, and one or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool ("Remaining Mortgaged Properties"), Lender must determine that the Remaining Mortgaged Properties can be operated separately from the Release Property and any other phases of the project which are not Mortgaged Properties and whether any cross use agreements or easements are necessary. In making this determination, Lender shall evaluate whether the Remaining Mortgaged Properties comply with the terms of Sections 203 and 208 of
Part III of the DUS Guide;

            (f) Receipt by Lender of endorsements to the tie-in endorsements of the Title Insurance Policies, if deemed necessary by Lender, to reflect the release;

            (g) Receipt by Lender on the Closing Date of a Confirmation of Obligations, dated as of the Closing Date, signed by Borrower and Sun, pursuant to which Borrower and Sun confirm their obligations under the Loan Documents;

            (h) The remaining Mortgaged Properties in the Collateral Pool shall satisfy the Geographical Diversification Requirements; and

            (i) Notwithstanding the other provisions of this Section 6.05, no release of any of the Mortgaged Properties shall be made unless the Borrower has provided title insurance, taking into account tie-in endorsements, to Lender in respect of each of the remaining Mortgaged Properties in the Collateral Pool in an amount equal to the lesser of (i) 115% of the Initial Value of the highest valued Mortgaged Property remaining in the Collateral Pool and (ii) the aggregate amount of Advances Outstanding.

      SECTION 6.06. Conditions Precedent to Substitution of a Substitute Mortgaged Property into the Collateral Pool.

      The substitution of a Substitute Mortgaged Property into the Collateral Pool is subject to the satisfaction of the following conditions precedent:

            (a) (i) The Substituted Mortgaged Property has a Debt Service Coverage Ratio of at least l.30:1.0 and a Loan-to-Value Ratio of not more than 75%, in each case based on the underwriting performed pursuant to Section 3.02(b), and (ii) the Collateral Pool satisfies the Coverage and LTV Tests after giving effect to the addition of the Substituted Mortgaged Property;

            (b) The Aggregate Loan to Value Ratio of the Collateral Pool, taking into account the Substituted Mortgaged Property, is equal to or less than the Aggregate Loan to Value Ratio of the Collateral Pool immediately prior to the substitution of the Substituted Mortgaged Property;

            (c) The Aggregate Debt Service Coverage Ratio of the Collateral Pool, taking into account the Substituted Mortgaged Property, is equal to or greater than the Aggregate Debt Service Coverage Ratio of the Collateral Pool immediately prior to the substitution of the Substituted Mortgaged Property;

            (d) Receipt by the Lender of all legal fees and expenses payable by the Borrower in connection with the Substitution Request pursuant to Section 10.03(b);

            (e)   Receipt by Lender of the Substitution Fee;

            (f) Delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Substitution Loan Documents required by Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Substitute Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Substitution Loan Document creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

            (g) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the addition of the Substitute Mortgaged Property to the Collateral Pool;

            (h) If the Title Insurance Policy for the Substitute Mortgaged Property contains a tie-in endorsement, and endorsement to each other Title Insurance Policy containing a tie-in endorsement, adding a reference to the Substitute Mortgaged Property; and

            (i) Delivery to Lender of additional Collateral or the repayment of Advances Outstanding to the extent required pursuant to Section 3.04(d).

      SECTION 6.07. Conditions Precedent to Increase in Commitment.

      The right of Borrower to increase the Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

            (a)   The Coverage and LTV Tests will be satisfied;

            (b) Receipt by Lender of fully executed original copies of all Expansion Loan Documents, each of which shall be in full force and effect, and in form and substance satisfactory to Lender in all respects; and

            (c) If determined necessary by Lender, Borrower's agreement to such Geographical Diversification Requirements as Lender may determine.

      SECTION 6.08. Conditions Precedent to Conversion.

      The conversion of all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

            (a) After giving effect to the requested conversion, the Coverage and LTV Tests will be satisfied;

            (b) Prepayment by Borrower in full of any Variable Advances Outstanding which Borrower has designated for payment, together with other amounts due with respect to the prepayment of such Variable Advances; and

            (c) Receipt by Lender of one or more counterparts of each Conversion Document, dated as of the Closing Date, signed by each of the parties (other than Lender) to such Conversion Document.

      SECTION 6.09. Conditions Precedent to Complete or Partial Termination of Facilities.

      The right of Borrower to terminate the Variable Facility Commitment and/or the Fixed Facility Commitment and the obligation of Lender to execute the Facility Termination Document, are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

            (a) Payment by Borrower in full of all of the Variable Advances Outstanding and Fixed Advances Outstanding, as the case may be, required to reduce the aggregate unpaid principal balance of all Variable Advances Outstanding and Fixed Advances Outstanding, as the case may be, to not greater than the reduced Variable Facility Commitment and Fixed Facility Commitment, as the case may be, including any associated prepayment premiums or other amounts due under the Notes (but if Borrower is not required to prepay all of the Variable Advances or Fixed Advances Outstanding, as the case may be, Borrower shall have the right to select which of the Variable Advances or Fixed Advances, as the case may be, shall be repaid);

            (b) Receipt by Lender of the Facility Termination Fee, provided that no Facility Termination Fee shall be due during the six months prior to the Variable Facility Termination Date; and

            (c) Receipt by Lender on the Closing Date of one or more counterparts of the Facility Termination Document, dated as of the Closing Date, signed by each of the parties (other than Lender) who is a party to such Facility Termination Document.

      SECTION 6.10. Conditions Precedent to Termination of Credit Facility.

      The right of Borrower to terminate this Agreement and the Credit Facility and to receive a release of all of the Collateral from the Collateral Pool and Lender's obligation to execute and deliver the Credit Facility Termination Documents on the Closing Date are subject to the following conditions precedent:

            (a) Payment by Borrower in full of all of the Notes Outstanding on the Closing Date, including any associated prepayment premiums or other amounts due under the Notes and all other amounts owing by Borrower to Lender under this Agreement;

            (b) Defeasance by Borrower, if necessary, in accordance with the provisions of this Agreement, with respect to all Fixed Facility Notes Outstanding on the Closing Date; and

            (c) Receipt by Lender of the Facility Termination Fee, provided that no Facility Termination Fee shall be due during the six months prior to the Variable Facility Termination Date or Original Variable Facility Termination Date, as applicable.

      SECTION 6.11. Delivery of Closing Documents Relating to Advance Request, Addition Request or Expansion Request.

      With respect to the closing of an Advance Request (other than a Rollover Variable Advance), an Addition Request or an Expansion Request, it shall be a condition precedent that Lender receives each of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to Lender in all respects:

            (a) Loan Documents. Fully executed original copies of each Loan Document required to be executed in connection with the Request, duly executed and delivered by the parties thereto (other than Lender), each of which shall be in full force and effect.

            (b) Opinion. Favorable opinions of counsel to Borrower and Sun, as to the due organization and qualification of Borrower and Sun, the due authorization, execution, delivery and enforceability of each Loan Document executed in connection with the Request and such other matters as Lender may reasonably require.

      SECTION 6.12. Delivery of Property-Related Documents.

      With respect to each of the Initial Mortgaged Properties or an Additional Mortgaged Property, it shall be a condition precedent that Lender receive each of the following, each dated as of the Closing Date for the Initial Advance or an Additional Mortgaged Property, as the case may be, in form and substance satisfactory to Lender in all respects:

            (a) A favorable opinion of local counsel to Borrower or Lender as to the enforceability of the Security Instrument, and any other Loan Documents, executed in connection with the Request.

            (b) A commitment for the Title Insurance Policy applicable to the Mortgaged Property and a pro forma Title Insurance Policy based on the Commitment.

            (c) The Insurance Policy (or a certified copy of the Insurance Policy) applicable to the Mortgaged Property.

            (d)   The Survey applicable to the Mortgaged Property.

            (e) Evidence satisfactory to Lender of compliance of the Mortgaged Property with property laws as required by Sections 205 and 206 of Part III of the DUS Guide.

            (f)   An Appraisal of the Mortgaged Property.

            (g) A Replacement Reserve Agreement, providing for the establishment of a replacement reserve account, to be pledged to Lender, in which the owner shall (unless waived by Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for Borrower's obligations under the Loan Documents.

            (h) A Completion/Repair and Security Agreement, together with required escrows, on the standard form required by the DUS Guide.

            (i) An Assignment of Management Agreement, on the standard form required by the DUS Guide.

            (j) An Assignment of Leases and Rents, if Lender determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

      SECTION 7.01. Representations and Warranties of Borrower.

      The representations and warranties of Borrower are contained in the Certificate of Borrower, the form of which is attached to this Agreement as Exhibit D.

      SECTION 7.02. Representations and Warranties of Lender.

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      Lender hereby represents and warrants to Borrower as follows:

            (a) Due Organization. Lender is a limited partnership duly organized, validly existing and in good standing under the laws of California.

            (b) Power and Authority. Lender has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

            (c) Due Authorization. The execution and delivery by Lender of this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.

                                   ARTICLE 8

                        AFFIRMATIVE COVENANTS OF BORROWER

      Borrower agrees and covenants with Lender that, at all times during the Term of this Agreement:

      SECTION 8.01. Compliance with Agreements.

      Borrower shall comply with all the terms and conditions of each Loan Document to which it is a party or by which it is bound; provided, however, that Borrower's failure to comply with such terms and conditions shall not be an Event of Default until the expiration of the applicable notice and cure periods, if any, specified in the applicable Loan Document.

      SECTION 8.02. Maintenance of Existence.

      Borrower shall maintain its existence and continue to be duly organized under the laws of the state of its organization. Borrower shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Agreement or any other Loan Document.

      SECTION 8.03. Financial Statements; Accountants' Reports; Other
Information.

      Borrower shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect (x) all of Borrower's financial transactions and assets and (y) the results of the operation of each Mortgaged Property and copies of all written contracts, Leases and other instruments which affect each Mortgaged Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). In addition, Borrower shall furnish, or cause to be furnished, to Lender:

            (a) Annual Financial Statements. As soon as available, and in any event within 100 days after the close of its fiscal year during the Term of this Agreement, the audited

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

balance sheet of Sun as of the end of such fiscal year, the audited statement of income, equity and retained earnings of Sun for such fiscal year and the audited statement of cash flows of Sun for such fiscal year, all in a form substantially similar to the financial statements of Sun delivered to Lender prior to the Initial Closing Date, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of Sun's independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of material exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business. As soon as available, and in any event within 100 days after the close of its fiscal year during the Term of this Agreement, the unaudited (which may be internally prepared by Sun) balance sheet of the Borrower as of the end of such fiscal year, the unaudited (which may be internally prepared by Sun) statement of income, equity and retained earnings of Borrower for such fiscal year and the unaudited (which may be internally prepared by Sun) statement of cash flows for Borrower for such fiscal year, accompanied by a certificate of the Chief Financial Officer of Sun stating that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present, in all material respects, the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

            (b) Quarterly Financial Statements. As soon as available, and in any event within 55 days after each of the first three fiscal quarters of each fiscal year during the Term of this Agreement, the unaudited (which may be internally prepared by Sun) balance sheet of Borrower and Sun as of the end of such fiscal quarter, the unaudited (which may be internally prepared by Sun) statement of income and retained earnings of Borrower and Sun and the unaudited (which may be internally prepared by Sun) statement of cash flows of Borrower and Sun for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of the Chief Financial Officer of Sun stating that such financial statements have been prepared in accordance with GAAP, consistently applied (subject to customary year-end adjustments), and fairly present, in all material respects, the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

            (c) Quarterly Property Statements. As soon as available, and in any event within 55 days after each Calendar Quarter, a statement of income and expenses of each Mortgaged Property accompanied by a certificate of the Chief Financial Officer of Sun to the effect that each such statement of income and expenses fairly, accurately and completely presents, in all material respects, the operations of each such Mortgaged Property for the period indicated.

            (d) Annual Property Statements. On an annual basis within 55 days after the close of its fiscal year, an annual statement of income and expenses of each Mortgaged Property accompanied by a certificate of the Chief Financial Officer of Sun to the effect that each such statement of income and expenses fairly, accurately and completely presents, in all material respects, the operations of each such Mortgaged Property for the period indicated.

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

            (e) Updated Rent Rolls. Upon Lender's request (but not more frequently than quarterly), a current Rent Roll for each Mortgaged Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by Lender and accompanied by a certificate of the Chief Financial Officer of Sun to the effect that each such Rent Roll fairly, accurately and completely presents, in all material respects, the information required therein.

            (f) Security Deposit Information. Upon Lender's request, an accounting of all security deposits held in connection with any Lease of any part of any Mortgaged Property, and if segregation of security deposits is required by Applicable Law or if the Borrower otherwise segregates security deposits, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

            (g) Accountants' Reports; Other Reports. Promptly upon receipt thereof: (i) copies of any reports or management letters submitted to Sun by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to subsection (a) above); provided, however, that Borrower shall only be required to deliver such reports and management letters to the extent that they relate to Borrower or any Mortgaged Property; and (ii) all schedules, financial statements or other similar reports delivered by Borrower pursuant to the Loan Documents or requested by Lender with respect to Borrower's business affairs or condition (financial or otherwise) or any of the Mortgaged Properties.

            (h) Annual Budgets. Prior to the start of its fiscal year, an annual budget for each Mortgaged Property for such fiscal year, setting forth an estimate of all of the costs and expenses, including capital expenses, of maintaining and operating each Mortgaged Property.

      SECTION 8.04. Access to Records; Discussions With Officers and
Accountants.

      To the extent permitted by law and in addition to the applicable requirements of the Security Instruments, Borrower shall permit Lender to:

            (a) inspect, make copies and abstracts of such of Borrower's books and records as may relate to the Obligations or any Mortgaged Property;

            (b) after providing reasonable advance notice to Sun, discuss Borrower's affairs, finances and accounts with Sun's Senior Management and senior accounting staff and discuss matters relating to the conditions, operations or maintenance of the Mortgaged Properties with such personnel and the Regional manager responsible for such Mortgaged Properties; and

            (c) receive any other information that Lender deems reasonably necessary or relevant in connection with any Advance, any Loan Document or the Obligations.

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

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default and in the absence of an emergency, all inspections shall be conducted at reasonable times during normal business hours upon reasonable notice to the Borrower.

      SECTION 8.05. Certificate of Compliance.

      Borrower shall deliver to Lender concurrently with the delivery of the financial statements and/or reports required by Section 8.03 (a) and (b) a certificate signed by, and in his capacity as, the Chief Financial Officer of Sun (i) setting forth in reasonable detail the calculations required to establish whether Sun was in compliance with the requirements of Sections 8.17,
8.18 and 8.19 of this Agreement on the date of such financial statements, and
(ii) stating that, to the best knowledge of such individual following reasonable inquiry, no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof in reasonable detail and the action Borrower is taking or proposes to take. Any certificate required by this Section shall run directly to and be for the benefit of Lender and Fannie Mae.

      SECTION 8.06. Maintain Licenses.

      Borrower shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations.

      SECTION 8.07. Inform Lender of Material Events.

      Borrower shall promptly inform Lender in writing of any of the following (and shall deliver to Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Borrower has actual knowledge:

            (a) Defaults. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Loan Document;

            (b) Regulatory Proceedings. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect on Sun or the Borrower; the receipt of notice from any Governmental Authority having jurisdiction over Borrower, Sun or the OP that (A) any license, Permit, charter, membership or registration material to the conduct of Borrower's , Sun's or the OP's business or the Mortgaged Properties has been suspended or revoked or (B) Borrower, Sun or the OP has been required to cease and desist any practice, procedure or policy employed by Borrower, Sun or the OP in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect;

            (c) Bankruptcy Proceedings. The commencement of any proceedings by or against Borrower, Sun or the OP under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

            (d) Environmental Claim. The receipt from any Governmental Authority or other Person of any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (i) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or (ii) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Mortgaged Property or any of the other assets of Borrower;

            (e) Material Adverse Effects. The occurrence of any act, omission, change or event (including the commencement or threat of any proceedings by or against Borrower or Sun in any Federal, state or local court, or before any Governmental Authority, or before any arbitrator), which has, or would have, a Material Adverse Effect, subsequent to the date of the most recent audited financial statements of Sun delivered to Lender pursuant to Section 8.03;

            (f) Accounting Changes. Any material change in Borrower's or Sun's accounting policies or financial reporting practices; and

            (g) Legal and Regulatory Status. The occurrence of any act, omission, change or event, including any Governmental Approval, the result of which is to change or alter in any way the legal or regulatory status of Borrower.

      SECTION 8.08. Compliance with Applicable Laws.

      Borrower shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property or any part of any Mortgaged Property or requiring any alterations, repairs or improvements to any Mortgaged Property. Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits.

      SECTION 8.09. Alterations to the Mortgaged Properties.

      Except as otherwise provided in the Loan Documents, Borrower shall have the right to undertake any alteration, improvement, demolition, removal or construction (collectively, "Alterations") to the Mortgaged Property which it owns without the prior consent of Lender; provided, however, that in any case, no such Alteration shall be made to any Mortgaged Property without the prior written consent of Lender if (i) such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a manufactured housing community in substantially the same manner in which it is being operated on the date such Mortgaged Property became Collateral, (ii) the construction of such Alteration could reasonably be expected to result in material interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to five percent (5%) or more of the Leases would be permitted to terminate their Leases or to abate the payment of all or any portion of their rent due to such Alterations, or (iii) such Alteration will be completed in more than 12 months

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

from the date of commencement. Notwithstanding the foregoing, Borrower must obtain Lender's prior written consent to construct a single or related series of Alterations with respect to any Mortgaged Property (i) costing in the aggregate in excess of $500,000 or (ii) having a material adverse effect on the use or operation of such Mortgaged Property and the Borrower must give prior notice to the Lender of its intent to commence the Alterations with respect to such Mortgaged Property costing in excess of $250,000; provided, however, that the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by Borrower as part of Borrower's routine maintenance, repair, replacement, renovation or restoration of the Mortgaged Properties as required by the Loan Documents or, if such Alterations are emergency in nature, in which case the Borrower shall give notice to Lender as promptly as reasonably practical.

      SECTION 8.10. Loan Document Taxes.

      If any tax, assessment or Imposition (other than a franchise tax, excise tax or income tax imposed on or measured by, the net income or capital (including branch profits tax) of Lender (or any transferee or assignee thereof, including a participation holder)) ("Loan Document Taxes") is levied, assessed or charged by the United States, or any State in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Loan Documents or the obligations secured thereby, the interest of Lender in the Mortgaged Properties, or Lender by reason of or as holder of the Loan Documents arising in connection with the Credit Facility, Borrower shall pay all such Loan Document Taxes to, for, or on account of Lender (or provide funds to Lender for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to Lender, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Loan Document Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to Lender may prohibit Borrower from paying the Loan Document Taxes to or for Lender, Borrower shall enter into such further instruments as may be permitted by law to obligate Borrower to pay such Loan Document Taxes to the extent provided herein.

      SECTION 8.11. Further Assurances.

      Borrower, at the request of Lender, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as Lender from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Loan Documents or to subject the Collateral to the lien and security interests of the Loan Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents or in order to exercise or enforce its rights under the Loan Documents, provided the foregoing does not materially increase Borrower's obligations or materially decrease its rights hereunder.

      SECTION 8.12. Transfer of Ownership Interest of Borrower and Sun.

            (a) Prohibition on Transfers. Subject to paragraph (b) of this Section, neither of the Borrower or Sun shall cause or permit a Transfer or a Change of Control.

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

            (b) Permitted Transfers. Notwithstanding the provisions of paragraph (a) of this Section, the following Transfers are permitted without the consent of Lender:

                  (i) A Transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is the owner of a direct or indirect ownership interest in Borrower or Sun.

                  (ii) A Transfer to trusts established for the benefit of the transferor and/or immediate family members for estate planning purposes.

                  (iii) A Transfer of member interests by the members or limited partners of Borrower or stock of Sun; provided, however, that no Change in Control occurs as the result of such Transfer.

                  (iv) The issuance by Borrower or Sun of additional member interests or stock, as the case may be, and the subsequent Transfer of such interest; provided, however, that no Change in Control occurs as the result of such Transfer.

                  (v) A merger with or acquisition of another entity by Borrower or Sun, provided that (A) Borrower or Sun, as the case may be, is the surviving entity after such merger or acquisition, (B) no Change in Control occurs, and (C) such merger or acquisition does not result in an Event of Default, as such terms are defined in this Agreement.

                  (vi) A Transfer of a Mortgaged Property to one or more, direct or indirect, wholly owned Affiliate of Sun or the OP, so long as such entity meets the requirements of a "Borrower" under this Agreement, makes the representations and warranties made by the Borrower under this Agreement, and executes such documents as Lender may reasonably require to evidence such entity's obligations under the Loan Documents.

                  (vii) A Transfer to an Approved Acquiring Person, so long as Lender receives a fee equal to one percent (1%) of the then Outstanding principal balance of the Advances then in effect.

                  (viii) A Transfer of interests in Sun on public stock exchanges, provided no Change of Control occurs.

                  (ix) In connection with any permitted Transfer submitted to Lender for review, Borrower shall reimburse Lender for all of Lender's reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred in reviewing and documenting the Transfer request.

            (c) Consent to Prohibited Transfers. Lender may, in its sole and absolute discretion, consent to a Transfer that would otherwise violate this
Section if, prior to the Transfer, Borrower, Sun or the OP, as the case may be, has satisfied each of the following requirements:

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

                  (i) the submission to Lender of all information required by Lender to make the determination required by this Section;

                  (ii)  the absence of any Event of Default;

                  (iii) the transferee meets all of the eligibility, credit, management and other standards (including any standards with respect to previous relationships between Lender and the transferee and the organization of the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of Borrower, Sun or the OP, as the case may be, in connection with the origination or purchase of similar mortgages, deeds of trust or deeds to secure debt on multifamily properties;

                  (iv) in the case of a Transfer of direct or indirect ownership interests in Borrower, Sun or the OP, as the case may be, if transferor or any other person has obligations under any Loan Documents, the execution by the transferee of one or more individuals or entities acceptable to Lender of an assumption agreement that is acceptable to Lender and that, among other things, requires the transferee to perform all obligations of transferor or such person set forth in such Loan Document, and may require that the transferee comply with any provisions of this Instrument or any other Loan Document which previously may have been waived by Lender;

                  (v)   Lender's receipt of all of the following:

                        (A) a transfer fee equal to 1 percent of the Outstanding principal balance of the Advances immediately prior to the transfer.

                        (B) In addition, Borrower shall be required to reimburse Lender for all of Lender's reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred in reviewing and documenting the Transfer request.

      SECTION 8.13. Transfer of Ownership of Mortgaged Property.

            (a) Prohibition on Transfers. Subject to paragraph (b) of this Section, none of the Borrower, Sun or the OP shall cause or permit a Transfer of a Mortgaged Property.

            (b) Permitted Transfers. Notwithstanding provision (a) of this Section, the following Transfers of a Mortgaged Property by Borrower are permitted without the consent of Lender:

                  (i) The grant of a leasehold interest in home sites or commercial spaces in accordance with the Security Instrument.

                  (ii) A sale or other disposition of obsolete or worn out personal property having a value of less than $50,000 in any Calendar Year per Mortgaged Property or having a value of $50,000 or more if it is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents.

                  (iii) The creation of a mechanic's or materialmen's liens or judgment liens against a Mortgaged Property for equipment and vehicles in an aggregate amount not in excess of $100,000, or mechanic's or materialmen's liens or judgment liens against a Mortgaged Property which are released of record, bonded to the reasonable satisfaction of Lender, or otherwise remedied to Lender's satisfaction within 30 days of the date of creation.

                  (iv) The grant of an easement, right of way, license or similar real property interest if, prior to the granting of the easement, right of way, license or similar real property interest, Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender consents to such easement based upon Lender's determination that the easement will not materially and adversely affect the operation of the Mortgaged Property or Lender's interest in the Mortgaged Property and Borrower pays to Lender, within 15 days of demand, all reasonable costs and expenses incurred by Lender in connection with reviewing Borrower's request. Lender shall not unreasonably withhold its consent to or withhold its agreement to subordinate the lien of a Security Instrument to (A) the grant of a utility easement serving a Mortgaged Property to a publicly operated utility, (B) the grant of an easement related to expansion or widening of roadways, or (C) easements for cable and internet services, and the installation and use of cable and internet equipment, provided that any such easement is in form and substance reasonably acceptable to Lender and does not materially and adversely affect the access, use or marketability of a Mortgaged Property.

      SECTION 8.14. Change in Senior Management.

      Borrower shall give Lender notice of any change in the identity of any member of Senior Management.

      SECTION 8.15. Intentionally Omitted.

      SECTION 8.16. Ownership of Mortgaged Properties.

      Borrower shall be the sole owner of each of the Mortgaged Properties free and clear of any Liens other than Permitted Liens.

      SECTION 8.17. Compliance with Net Worth Test.

      Sun shall at all times maintain its Net Worth so that it is not less than $350,000,000.

      SECTION 8.18. Compliance with Liquidity Test.

      Sun shall not permit at any time its Liquidity to be less than $3,000,000.

      SECTION 8.19. Compliance with Borrower's Consolidated EBITDA to Interest Ratio.

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

      The Borrower shall not permit the Consolidated EBITDA to Interest Ratio computed for any fiscal quarter or year to be less than 125%.

      SECTION 8.20. Special Covenants Regarding King's Court.

      The parties are aware that certain phases of the Additional Mortgaged Property commonly known as King's Court in Traverse City, Michigan are not connected to the municipal water system. Borrower hereby covenants that in the event that the water supplied to these phases is not in compliance with the requirements of any Governmental Authority having jurisdiction over water, and such non-compliance is not cured by Borrower within thirty (30) days, Borrower will at its sole cost and expense hook up and connect all phases to the municipal water system within ninety (90) days of receiving notice from Lender of such requirement.

                                   ARTICLE 9

                         NEGATIVE COVENANTS OF BORROWER

      Borrower agrees and covenants with Lender that, at all times during the Term of this Agreement:

      SECTION 9.01. Other Activities.

      Borrower shall not:

            (a) amend its Organizational Documents in any material respect without the prior written consent of Lender;

            (b)   dissolve or liquidate in whole or in part;

            (c) except as otherwise provided in this Agreement, without the prior written consent of Lender, merge or consolidate with any Person; or

            (d) use, or permit to be used, any Mortgaged Property for any uses or purposes other than as a Manufactured Housing Community and ancillary uses consistent with Manufactured Housing Communities, including providing goods and services to residents of the Mortgaged Property (other than the sale of or financing of manufactured homes). Notwithstanding the foregoing, Borrower shall be permitted to improve any Expansion Property provided that (i) such development is in a manner consistent with the operation and development of the existing developed property, and (ii) if the improvement is for any purpose other than infrastructure, additional home sites and amenities to be used by the Mortgaged Property, in Lender's sole judgment such other improvement will not decrease the value of the Mortgaged Property on which the Expansion Property is located.

      SECTION 9.02. Liens.

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

      Borrower shall not create, incur, assume or suffer to exist any Lien on any Mortgaged Property or any part of any Mortgaged Property, except the Permitted Liens.

      SECTION 9.03. Indebtedness.

      Borrower shall not incur or be obligated at any time with respect to any Indebtedness in connection with any of the Mortgaged Properties, provided Borrower may incur or be obligated for Indebtedness in an amount not to exceed $100,000 with respect to each Mortgaged Property for the purchase or lease of equipment or vehicles used in connection with the operation or maintenance of such Mortgaged Property.

      SECTION 9.04. Principal Place of Business.

      Borrower shall not change its principal place of business or the location of its books and records, each as set forth in Borrower's Certificate, without first giving 15 days' prior written notice to Lender.

      SECTION 9.05. Condominiums.

      Borrower shall not submit any Mortgaged Property to a condominium regime during the Term of this Agreement.

      SECTION 9.06. Restrictions on Distributions.

      The Borrower shall not make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests in respect of such Ownership Interests as such if, at the time of such distribution, a Potential Event of Default or an Event of Default has occurred and remains uncured.

                                   ARTICLE 10

                                      FEES

      SECTION 10.01. Standby Fee.

      Borrower shall pay the Standby Fee to Lender for the period from the date ninety (90) days after the Initial Closing Date to the end of the Term of this Agreement. The Standby Fee shall be payable monthly, in arrears, on the first Business Day following the end of the month, except that the Standby Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement. If Borrower pays the Standby Fee, no Commitment shall be reduced or terminated as a result of Borrower's failure to borrow any or all of such Commitment and no fee maintenance shall be due in respect of such Commitment unless Borrower fails to borrow any or all of such Commitment for 24 consecutive months (such that there are no Outstanding Advances), at which time the unused portion of the Commitment shall be terminated and all fees, including the Facility Termination Fee, shall be due at such time.

      SECTION 10.02. Origination Fee.

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

            (a) Initial Origination Fee. Borrower shall pay to Lender an origination fee equal to $712,912.50 (which is equal to the product obtained by multiplying (i) the Commitment in excess of $152,362,500 as of the date of this Agreement ($237,637,500) by (ii) .30%). With respect to any Fixed Advance, at Borrower's option, in lieu of paying the Initial Origination Fee as set forth in the preceding sentence, Borrower may elect to increase the Fixed Facility Fee as follows:

            5 Year Term:                      8.5 basis point increase per annum
            7 Year Term                       6 basis point increase per annum
            10 Years or Greater Term          5 basis point increase per annum

            (b) Expansion Origination Fee. Upon the making of any Advance or portion of any Advance in excess of $390,000,000 for which an origination fee or an Expansion Origination Fee has not been paid, Borrower shall pay to Lender an origination fee ("Expansion Origination Fee") equal to the product obtained by multiplying (i) the amount of such Advance or portion of such Advance by (ii) ..30%.

      SECTION 10.03. Due Diligence Fees.

            (a) Initial Due Diligence Fees. Borrower shall pay to Lender due diligence fees ("Initial Due Diligence Fees") with respect to the Initial Mortgaged Properties (other than those Initial Mortgaged Properties comprising the Collateral Pool prior to the Initial Closing Date) in an amount equal to $14,750 for each Mortgaged Property.

      Borrower has previously paid to Lender a portion of the Initial Due Diligence Fees and shall pay the remainder of the Initial Due Diligence Fees to Lender on the Initial Closing Date. Any portion of the Initial Due Diligence Fees paid to Lender not actually used by Lender to cover due diligence expenses shall be promptly refunded to Borrower. If the actual cost of due diligence expenses exceeds the Initial Due Diligence Fees, the Borrower shall promptly pay such excess cost. Borrower has also paid to Lender due diligence fees in an amount equal to $7,750 in respect of each Mortgaged Property comprising the Collateral Pool pursuant to the Original Agreement.

            (b) Additional Due Diligence Fees for Additional Collateral. Borrower shall pay to Lender additional due diligence fees (the "Additional Collateral Due Diligence Fees") with respect to each Additional Mortgaged Property in an amount equal to $14,750. The Additional Collateral Due Diligence Fees shall be paid together with any Additional Request or Substitution Request. Any portion of the Additional Collateral Due Diligence Fees paid to Lender but not actually used by Lender to cover due diligence expenses shall be promptly refunded to Borrower. If the actual cost of due diligence expenses exceeds the Additional Collateral Due Diligence Fees, the Borrower shall promptly pay such excess cost.

      SECTION 10.04. Legal Fees and Expenses.

            (a) Initial Legal Fees. Borrower shall pay, or reimburse Lender for, all out-of-pocket legal fees and expenses incurred by Lender and by Fannie Mae in connection with the preparation, review and negotiation of this Agreement and any other Loan Documents executed on the date of this Agreement in an amount agreed upon by Borrower and Lender.

            (b) Fees and Expenses Associated with Requests. Borrower shall pay, or reimburse Lender for, all reasonable costs and expenses incurred by Lender, including the out-of-pocket legal fees and expenses incurred by Lender in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request, the performance by Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to Borrower's rights or Lender's obligations with respect to the Request, and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges and all other reasonable costs and expenses in connection with a Request. The obligations of Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs. Borrower shall pay such costs and expenses to Lender on the Closing Date for the Request, or, as the case may be, after demand by Lender when Lender determines that such Request will not close.

      SECTION 10.05. Failure to Close any Request.

      If Borrower makes a Request, such Request is approved by Lender and thereafter Borrower fails to close on the Request for any reason other than the default by Lender, then Borrower shall pay to Lender and Fannie Mae all actual damages incurred by Lender and Fannie Mae in connection with the failure to close.

      SECTION 10.06. Rate Preservation Fee.

      At Borrower's election, Borrower shall incur the Rate Preservation Fee commencing on the first day after the First Anniversary. Borrower shall notify Lender in writing not less than 30 days prior to the First Anniversary if it elects to pay the Rate Preservation Fee. If Borrower fails to provide written notice to Lender by the First Anniversary, Borrower shall be deemed to have elected not to pay the Rate Preservation Fee. If Borrower elects (or is deemed to have elected) not to pay the Rate Preservation Fee, such election shall be final. If Borrower elects to pay the Rate Preservation Fee, such election may be irrevocably terminated by at least 30 days' written notice of such termination by Borrower to Lender. The Rate Preservation Fee shall be payable monthly, in arrears, on the first Business Day following the end of the month, except that the Rate Preservation Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement.

                                   ARTICLE 11

                                EVENTS OF DEFAULT

      SECTION 11.01. Events of Default.

      Each of the following events shall constitute an "Event of Default" under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or

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

without the control of Borrower or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

            (a) the occurrence of a default under any Loan Document beyond the cure period, if any, set forth therein; or

            (b) the failure by Borrower to pay when due any amount payable by Borrower under any Note, any Mortgage, this Agreement or any other Loan Document, including any fees, costs or expenses; or

            (c) the failure by Borrower to perform or observe any covenant contained in Sections 8.01 through 8.20 or Sections 9.01 through 9.06 for 30 days after receipt of notice of such failure by Borrower from Lender, provided that such period shall be extended for up to 30 additional days if Borrower, in the reasonable discretion of Lender, is diligently pursuing a cure of such default within 30 days after receipt of notice from Lender; or

            (d) any warranty, representation or other written statement made by or on behalf of Borrower or Sun contained in this Agreement, any other Loan Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

            (e) (i) Borrower, Sun or the OP shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that Borrower, Sun or the OP has no liability or obligations under this Agreement or any other Loan Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against Borrower, Sun or the OP in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower, Sun or the OP , or of all or a substantial part of the property, domestic or foreign, of Borrower, Sun or the OP and any such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against Borrower, Sun or the OP (including an order for relief under such Federal bankruptcy laws) shall be entered; or

            (f) if any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower or Sun, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by Borrower or Sun seeking to establish the invalidity or unenforceability hereof or thereof, or Borrower or Sun (only with respect to the Guaranty) shall deny that it has any further liability or obligation hereunder or thereunder; or

            (g) (i) the execution by Borrower of a chattel mortgage or other security agreement on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein, provided Borrower shall be permitted to execute a security agreement in connection with the financing of up to, in the aggregate, $100,000 in connection with each Mortgaged Property for the purchase or lease of equipment or vehicles used in connection with the operation or maintenance of such Mortgaged Property, or (ii) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the Ownership thereof will not vest unconditionally in Borrower free from encumbrances, or (iii) if Borrower does not furnish to Lender upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Borrower claim title to such materials, fixtures, or articles; or

            (h) the failure by Borrower to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to Borrower by such Governmental Authority if such noncompliance has a Material Effect on Borrower; provided that, if action is commenced and diligently pursued by Borrower within such 30 days, then Borrower shall have an additional 30 days or, if longer, the time permitted by the Governmental Authority to comply with such requirement; or

            (i) a dissolution or liquidation for any reason (whether voluntary or involuntary) of Borrower or Sun; or

            (j) any judgment against Borrower or Sun, any attachment or other levy against any portion of Borrower's or Sun's assets with respect to a claim or claims in an amount in excess of $500,000 in the aggregate with respect to Borrower, or $1,000,000 in the aggregate with respect to Sun remains unpaid, unstayed on appeal undischarged, unbonded, not fully insured or undismissed for a period of 60 days; or

            (k) the failure by Borrower or Sun to perform or observe any material term, covenant, condition or agreement hereunder, other than as contained in subsections (a) through (j) above, or in any other Loan Document, within 30 days after receipt of notice from Lender identifying such failure, provided such period shall be extended for up to 30 additional days if Borrower, in the reasonable discretion of Lender, is diligently pursuing a cure of such default within 30 days after receipt of notice from Lender.

                                   ARTICLE 12

                                    REMEDIES

      SECTION 12.01. Remedies; Waivers.

      Upon the occurrence of an Event of Default, Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by Borrower), subject, however, to the limitations set forth in Article 15 hereof:

            (a) by written notice to Borrower, to be effective upon dispatch, terminate the Commitment and declare the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents forthwith due and payable, whereupon the Commitment will terminate and the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents will become forthwith due and payable.

            (b) Lender shall have the right to pursue any other remedies available to it under any of the Loan Documents.

            (c) Lender shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

      SECTION 12.02. Waivers; Rescission of Declaration.

      Lender shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by Lender and delivered to Borrower. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

      SECTION 12.03. Lender's Right to Protect Collateral and Perform Covenants and Other Obligations.

      If Borrower or Sun fails to perform the covenants and agreements contained in this Agreement or any of the other Loan Documents, then Lender at Lender's option may make such appearances, disburse such sums and take such action as Lender deems reasonably necessary, in its sole discretion, to protect Lender's interest, including (i) disbursement of reasonable attorneys' fees, (ii) entry upon the Mortgaged Property to make repairs and replacements, (iii) procurement of satisfactory insurance as provided in the Security Instrument encumbering the Mortgaged Property, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the ground lease. Any amounts disbursed by Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of Borrower secured by the Loan Documents. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Nothing contained in this Section shall require Lender to incur any expense or take any action hereunder.

      SECTION 12.04. No Remedy Exclusive.

      Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

      SECTION 12.05. No Waiver.

      No delay or omission to exercise any right or power accruing under any Loan Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

      SECTION 12.06. No Notice.

      To entitle Lender to exercise any remedy reserved to Lender in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of this Agreement, any of the other Loan Documents or Applicable Law.

                                   ARTICLE 13

                              RIGHTS OF FANNIE MAE

      SECTION 13.01. Special Pool Purchase Contract.

      Borrower acknowledges that Fannie Mae is entering into an agreement with Lender ("Special Pool Purchase Contract"), pursuant to which, inter alia, (i) Lender shall agree to assign all of its rights under this Agreement to Fannie Mae, (ii) Fannie Mae shall accept the assignment of the rights, (iii) subject to the terms, limitations and conditions contained in the Special Pool Purchase Contract, Fannie Mae shall agree to purchase a 100% participation interest in each Advance issued under this Agreement by (a) issuing to Lender an MBS, in the amount and for a term equal to the Advance purchased and backed by an interest in the Fixed Facility Note or the Variable Facility Note, as the case may be, and the Collateral Pool securing the Notes or (b) paying cash to Lender in the amount equal to the Advance purchased and backed by any interest in the Fixed Facility Note and the Collateral Pool securing the Notes, (iv) Lender shall agree to assign to Fannie Mae all of Lender's interest in the Notes and Collateral Pool securing the Notes, and (v) Lender shall agree to service the loans evidenced by the Notes.

      SECTION 13.02. Assignment of Rights.

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

      Borrower acknowledges and consents to the assignment to Fannie Mae of all of the rights of Lender under this Agreement and all other Loan Documents, including the right and power to make all decisions on the part of Lender to be made under this Agreement and the other Loan Documents, but Fannie Mae, by virtue of this assignment, shall not be obligated to perform the obligations of Lender under this Agreement or the other Loan Documents.

      SECTION 13.03. Release of Collateral.

      Borrower hereby acknowledges that, after the assignment of Loan Documents contemplated in Section 13.02, Lender shall not have the right or power to effect a release of any Collateral pursuant to Article 6. Borrower acknowledges that the Security Instruments provide for the release of the Collateral under Articles 3 and 5. Accordingly, Borrower shall not look to Lender for performance of any obligations contained in Articles 3 and 5, but shall look solely to the party secured by the Collateral to be released for such performance. Lender represents and warrants to Borrower that the party secured by the Collateral shall be subject to the release provisions contained in Articles 3 and 5 by virtue of the release provisions in each Security Instrument.

      SECTION 13.04. Replacement of Lender.

      At the request of Fannie Mae, Borrower and Lender shall agree to the assumption by another lender designated by Fannie Mae (which lender shall meet Fannie Mae's then current standards for lenders for credit facilities of the type and size of the credit facility evidenced by this Agreement), of all of the obligations of Lender under this Agreement and the other Loan Documents, and/or any related servicing obligations, and, at Fannie Mae's option, the concurrent release of Lender from its obligations under this Agreement and the other Loan Documents, and/or any related servicing obligations, and shall execute all releases, modifications and other documents which Fannie Mae determines are necessary or desirable to effect such assumption, all without material cost to Borrower.

      SECTION 13.05. Fannie Mae and Lender Fees and Expenses.

      Borrower agree that any provision providing for the payment of fees, costs or expenses incurred or charged by Lender pursuant to this Agreement shall be deemed to provide for Borrower's payment of all reasonable fees, costs and expenses incurred or charged by Lender or Fannie Mae in connection with the matter for which fees, costs or expenses are payable.

      SECTION 13.06. Third-Party Beneficiary.

      Borrower hereby acknowledge and agree that Fannie Mae is a third party beneficiary of all of the representations, warranties and covenants made by Borrower to, and all rights under this Agreement conferred upon, Lender, and, by virtue of its status as third-party beneficiary and/or assignee of Lender's rights under this Agreement, Fannie Mae shall have the right to enforce all of the provisions of this Agreement against Borrower.

                                   ARTICLE 14

              INSURANCE, REAL ESTATE TAXES AND REPLACEMENT RESERVES

      SECTION 14.01. Insurance and Real Estate Taxes.

      Borrower shall establish funds for taxes, insurance premiums and certain other charges for each Mortgaged Property in accordance with Section 7(a) of the Security Instrument for each Mortgaged Property.

      SECTION 14.02. Replacement Reserves.

      Borrower shall execute a Replacement Reserve Agreement for the Mortgaged Property which they own and shall (unless waived by Lender by separate agreement) make all deposits for replacement reserves in accordance with the terms of the Replacement Reserve Agreement.

                                   ARTICLE 15

                       PERSONAL LIABILITY OF THE BORROWER

      SECTION 15.01. Personal Liability of Borrower.

                  (a) Limits on Personal Liability. The Lender's only recourse for the payment and performance of the Obligations shall be the Lender's exercise of its rights and remedies with respect to the Mortgaged Properties and any other Collateral held by the Lender as security for the Obligations. Notwithstanding the foregoing, no general partner of Borrower shall have personal liability under this
            Section 15.01(a) (unless such general partner is a guarantor under the Guaranty). This limitation on the Borrower's liability shall not impair the Lender's enforcement of its rights set forth in the Guaranty.

                  (b) Exceptions to Limits on Personal Liability. The Borrower (but not any general partner of Borrower [unless such general partner is a guarantor under the Guaranty]) shall be personally liable to Lender for an amount equal to any loss or damage suffered by Lender as a result of (1) failure of Borrower to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under the Security Instrument encumbering the Mortgaged Property and the amount of all security deposits collected by Borrower; (2) failure of Borrower to apply all insurance proceeds, condemnation proceeds or security deposits from tenants as required by the Security Instrument encumbering the Mortgaged Property; (3) fraud or written material misrepresentation (at the time made) by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Obligations or any request for any action or consent by Lender; (4) failure to apply Rents, first, to the payment of reasonable operating expenses and then to amounts ("Debt Service Amounts") payable under the Loan Documents, provided that prior to such application, Rents may be commingled with other funds of Sun or its Affiliates

            (except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents of a Mortgaged Property that are distributed in any Calendar Quarter if Borrower has paid all operating expenses and Debt Service Amounts for that Calendar Quarter); (5) a Final Loss with respect to the Obligations upon the filing of a voluntary petition in a Bankruptcy proceeding by the Borrower, Sun or the OP or the filing of an involuntary proceeding in Bankruptcy against the Borrower, Sun or the OP or an Affiliate thereof by Borrower, Sun or the OP or an Affiliate thereof; (6) Borrower's acquisition of any property or operation of any business not permitted by Section 33 of any Security Instrument; (7) a Transfer that is not a Permitted Transfer of Mortgaged Properties or a Permitted Transfer of Ownership Interests; or (8) any and all indemnification obligations contained in Section 18 of any Security Instrument.

                  (c) Miscellaneous. To the extent that Borrower has personal liability under this Section, such liability shall be joint and several with that of Sun under the Guaranty and Lender may exercise its rights against Borrower or Sun personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under the Loan Documents or applicable law.

                                   ARTICLE 16

                            INTEREST RATE PROTECTION

      SECTION 16.01. Interest Rate Protection.

            (a) The Initial Cap. To protect against fluctuations in interest rates, Borrower shall make arrangements for a Cap to be in place and maintained at all times with respect to the Variable Advances Outstanding. Each initial Cap relating to a Variable Advance Outstanding shall be in place for a period beginning on the date such Cap is purchased and ending not earlier than the date which is three years from the purchase of such Cap (the "Initial Cap Period"). Notwithstanding the foregoing, any Cap in place on the Initial Closing Date purchased by Borrower pursuant to the Original Agreement shall be deemed to meet the requirement of an initial Cap otherwise required to be purchased under this Agreement.

            (b) Subsequent Caps. Subject to the other terms of Article 16, additional Caps (each, a "Subsequent Cap") shall be purchased by Borrower (i) upon the expiration of the Cap in place for the Initial Cap Period, and (ii) if elected by the Borrower, at the time any Additional Variable Advance is made. Any Subsequent Cap purchased pursuant to the preceding sentence shall be in effect for a period beginning on the date of the expiration of the initial Cap or Closing Date of the Future Advance Request, as the case may be, and ending on the Variable Facility Termination Date or, if shorter, three (3) years from the Closing Date of the Future Advance Request. If the Variable Facility Termination Date is extended pursuant to Section 1.07 of this

Agreement, the Borrower shall obtain Subsequent Caps pursuant to this Article 16 for a period for the shorter of (i) three years and (ii) the period ending on the Variable Facility Termination Date. It is the intention of the parties, and a condition of the Variable Facility Commitment, that the Borrower shall obtain, and shall maintain at all times during the term of this Agreement so long as there are any Variable Facility Advances Outstanding, a Cap or Caps in an aggregate notional principal amount equal to the portion of the Variable Advances Outstanding elected by the Borrower pursuant to this Article 16 and covering the entire term of the Variable Facility Commitment and meeting the conditions set forth in Section 16.02. If the Variable Advances Outstanding decrease, the Borrower may amend the Cap or Caps to provide for a decrease in the notional amount to an amount equal to the reduced amount of the Variable Facility Commitment, provided that the Lender gives its prior written approval to the documents reflecting the amendment (which approval shall not be unreasonably withheld, delayed or conditioned). If the Aggregate Debt Service Coverage Ratio increases at the end of the period ending at the end of the second Loan Year, the Borrower may amend or replace the Cap or Caps to provide an amended or substitute Cap or Caps that meet the requirements of Section 16.02, provided that the Lender gives its prior written approval to the documents reflecting the amendment to the Cap or Caps or substitute Cap or Caps, which approval shall not be unreasonably withheld, delayed or conditioned.

      SECTION 16.02. Cap Terms.

      Each Cap shall:

      (i) together with all other Caps in place, provide for a notional principal amount equal at all times to the outstanding principal balance of the Variable Facility Commitment;

      (ii) be in effect at the time of its purchase for not less than the shorter of (a) the entire term of the Variable Facility Commitment and (b) three (3) years;

      (iii) provide for a notional interest rate equal to not less than the lowest interest rate that would result in an Aggregate Debt Service Coverage Ratio of not less than 1.0 to 1.0 (the "Cap Interest Rate"), and require the counterparty to make interest payments on the notional principal amount at a rate equal to the amount by which Coupon Rate exceeds the Cap Interest Rate;

      (iv) require the counterparty to make such interest payments to an account pledged to the Lender pursuant to the Cap Security Agreement; and

      (v) be evidenced, governed and secured on terms and conditions, and pursuant to documentation (the "Cap Documents"), in form and content reasonably acceptable to Fannie Mae, and with a counterparty (a "Counterparty") reasonably approved by Fannie Mae.

      SECTION 16.03. Cap Security Agreement; Delivery of Cap Payments.

      Pursuant to a Cap Security Agreement, the Lender shall be granted an enforceable, perfected, first priority lien on and security interest in each Cap and payments due under the Cap (including scheduled and termination payments) in order to secure the Borrower's obligations to the Lender under this Agreement. With respect to each Cap, the Cap Security Agreement must be delivered by the Borrower to the Lender no later than the effective date of the Cap.

      SECTION 16.04. Termination.

      The Borrower shall not terminate, transfer or consent to any transfer of any existing Cap without the Lender's prior written consent as long as the Borrower is required to maintain a Cap pursuant to this Agreement; provided, however, that if, and at such time as, any Variable Facility Commitment terminates, the Borrower shall have the right to terminate the existing Cap with respect to such Variable Facility Commitment.

      SECTION 16.05. Performance Under Cap Documents.

      The Borrower agrees to comply fully with, and to otherwise perform when due, its obligations under, all applicable Cap Documents and all other agreements evidencing, governing and/or securing any Cap arrangement contemplated under this Article 16. The Borrower shall not exercise, without the Lender's prior written consent, and upon the occurrence and during the continuance of an Event of Default, shall exercise, at the Lender's direction, any rights or remedies under any Cap Document, including without limitation the right of termination.

      SECTION 16.06. Escrow Provisions.

      (a) Monthly Cap Escrow Payment. Until the Borrower obtains a Cap or Caps that have a term through the entire term of the Variable Facility Commitment, the Borrower shall, on the first Business Day of each month, deposit with the Lender the Monthly Cap Escrow Payment. The "Monthly Cap Escrow Payment" means, with respect to the first 36 months after the purchase of a Cap for less than the entire remaining term of any portion of the Variable Facility Commitment, an amount equal to one thirty-sixth (1/36) of 125% of the cost, as reasonably estimated quarterly by the Lender, to obtain any required Subsequent Cap plus any amount required to increase the Cap Escrow Fund to the amount then required to be funded in the Cap Escrow Fund based on the then current cost estimate.

      In no event shall the Borrower be required to make deposits into the Cap Escrow Fund if the amount in the Cap Escrow Fund equals or exceeds 125% of the cost, as then reasonably estimated by the Lender, to obtain any required Subsequent Cap.

      In lieu of the Monthly Cap Escrow Payment, Borrower may, on the date any Cap is purchased, deliver to Lender a letter of credit issued by a financial institution reasonably acceptable to Lender and having terms and conditions reasonably acceptable to Lender having a face amount equal to 125% of the cost, as reasonably estimated by Lender, to obtain any required Subsequent Caps. Lender or Borrower may require, not more often than quarterly, an increase or decrease, as the case may be, in the face amount of the Letter of Credit to increase or decrease, as the case may be, the face amount of the Letter of Credit to 125% of the then current estimate of the cost to acquire any required Subsequent Cap.

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

      SECTION 16.07. Cap Escrow Fund.

      The Lender shall deposit the Monthly Cap Escrow Payments in an interest-bearing account (the "Cap Escrow Fund") which meets the standards for custodial accounts as required by Lender from time to time. (The Monthly Cap Escrow Payment and all other funds in the Cap Escrow Fund are referred to collectively as the "Cap Escrow Fund"). Lender or a designated representative of Lender shall have the sole right to make withdrawals from such account. All interest earned on funds in the Cap Escrow Fund shall be added to and become part of the Cap Escrow Fund. Lender shall not be responsible for any losses resulting from the investment of the Cap Escrow Fund or for obtaining any specific level or percentage of earnings on such investment. If applicable law requires and provided that no Event of Default or Potential Event of Default exists under any of the Loan Documents, Lender shall pay to Borrower the interest earned on the Cap Escrow Fund once each year. Borrower assigns to Lender the Cap Escrow Fund as additional security for all of the Borrower's obligations under the Loan Documents; provided, however, Lender shall make disbursements from the Cap Escrow Fund in accordance with the terms of this Agreement. Funds in the Cap Escrow Fund shall be used by the Lender to purchase any required Subsequent Cap. To the extent such Cap Escrow Funds are insufficient to purchase any required Subsequent Cap, the Borrower shall promptly remit such funds to the Lender or the provider of the Cap. Any amount in the Cap Escrow Fund not used to purchase a Subsequent Cap shall be returned to the Borrower at such time as Lender determines that no additional Subsequent Caps will be required to be purchased.

                                   ARTICLE 17

                            MISCELLANEOUS PROVISIONS

      SECTION 17.01. Counterparts.

      To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

      SECTION 17.02. Amendments, Changes and Modifications.

      This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

      SECTION 17.03. Payment of Costs, Fees and Expenses.

      Borrower shall pay, on demand, all reasonable fees, costs, charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Lender in connection with:

            (a) Any amendment, consent or waiver to this Agreement or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into).

            (b) Defending or participating in any litigation arising from actions by third parties and brought against or involving Lender with respect to
(i) any Mortgaged Property, (ii) any event, act, condition or circumstance in connection with any Mortgaged Property or (iii) the relationship between Lender and Borrower, Sun and the OP in connection with this Agreement or any of the transactions contemplated by this Agreement unless caused by the gross negligence or willful misconduct of Lender.

            (c) The administration or enforcement of, or preservation of rights or remedies under, this Agreement or any other Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Loan Documents.

            (d) Any disclosure documents, including fees payable to any rating agencies, including the reasonable fees and expenses of Lender's outside attorneys and accountants.

Borrower shall also pay, on demand, any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing, recordation, performance or enforcement of any of the Loan Documents or the Advances. However, Borrower will not be obligated to pay any franchise, excise, estate, inheritance, income, excess profits or similar tax on Lender. Any attorneys' fees and expenses payable by Borrower pursuant to this Section shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any amounts payable by Borrower pursuant to this Section, with interest thereon if not paid when due, shall become additional indebtedness of Borrower secured by the Loan Documents. Such amounts shall bear interest from the date such amounts are due until paid in full at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. The provisions of this Section are cumulative with, and do not exclude the application and benefit to Lender of, any provision of any other Loan Document relating to any of the matters covered by this Section.

      SECTION 17.04. Payment Procedure.

      All payments to be made to Lender pursuant to this Agreement or any of the Loan Documents shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by Lender before 2:00 p.m. (Washington, D.C. time) on the date when due.

      SECTION 17.05. Payments on Business Days.

      In any case in which the date of payment to Lender or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

      SECTION 17.06. Choice of Law; Consent to Jurisdiction; Waiver of Jury
Trial.

      NOTWITHSTANDING ANYTHING IN THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS TO THE CONTRARY, EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF THE BORROWER UNDER THE NOTES, AND THE BORROWER AND SUN UNDER THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO (1) THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED, (2) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF SECURITY INTERESTS ON PERSONAL PROPERTY (OTHER THAN DEPOSIT ACCOUNTS), WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION DETERMINED BY THE CHOICE OF LAW PROVISIONS OF THE DISTRICT OF COLUMBIA UNIFORM COMMERCIAL CODE AND (3) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED. BORROWER AND SUN AGREE THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT SHALL BE, EXCEPT AS OTHERWISE PROVIDED HEREIN, LITIGATED IN DISTRICT OF COLUMBIA. THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN DISTRICT OF COLUMBIA SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE LOAN DOCUMENTS, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. THE BORROWER AND SUN IRREVOCABLY CONSENT TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, AND WAIVE ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST BORROWER AND SUN AND AGAINST THE COLLATERAL IN

ANY OTHER JURISDICTION. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF DISTRICT OF COLUMBIA SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER AND SUN AND LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY BORROWER AND SUN TO PERSONAL JURISDICTION WITHIN DISTRICT OF COLUMBIA THE BORROWER AND SUN (I) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE LOAN DOCUMENTS TRIABLE BY A JURY AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. FURTHER, THE BORROWER AND SUN HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THE BORROWER AND SUN THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY BORROWER AND SUN UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER'S AND SUN'S FREE WILL.

      SECTION 17.07. Severability.

      In the event any provision of this Agreement or in any other Loan Document shall be held invalid, illegal or unenforceable in any jurisdiction, such provision will be severable from the remainder hereof as to such jurisdiction and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired in any jurisdiction.

      SECTION 17.08. Notices.

            (a) Manner of Giving Notice. Each notice, direction, certificate or other communication hereunder (in this Section referred to collectively as "notices" and singly as a "notice") which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

                  (i) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

                  (ii) sent by Federal Express (or other similar overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier);

                  (iii) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient's telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (1) or (2) above within two Business Days) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day);

addressed to the parties as follows:

      As to Borrower:     Sun Communities, Inc.
                          27777 Franklin Road
                          The American Center, Suite 200
                          Southfield, Michigan 48034
                          Attention: Gary A. Shiffman
                          Telecopy No.: (248) 208-2645

      with a copy to:     Jaffe, Raitt, Heuer & Weiss Professional Corporation
                          Attention: Richard A. Zussman, Esq.
                          (prior to September 1, 2004)
                          One Woodward Avenue
                          Suite 2400
                          Detroit, Michigan  48226
                          Telecopy No.: (313) 961-8358

                          (on or after September 1, 2004)
                          The American Center
                          27777 Franklin Road
                          Suite 2500
                          Southfield, Michigan 48034
                          Telecopy No.: (248) 351-3082

      As to Lender:       ARCS Commercial Mortgage Co., L.P.
                          26901 Agoura Road
                          Suite 200
                          Calabasas Hills, California 91301-9932
                          Attention: Loan Administration Department
                          Telecopy No.: (818) 880-3330

      As to Fannie Mae:   Fannie Mae
                          3939 Wisconsin Avenue, N.W.
                          Washington, D.C. 20016-2899
                          Attention: Vice President for Multifamily Asset
                                     Management
                          Telecopy No.: (202) 752-5016

      with a copy to:     Venable LLP
                          575 7th Street, N.W.
                          Suite 1000

                          Washington, D.C. 20004
                          Attention: Lawrence H. Gesner, Esquire
                          Telecopy No.: (202) 344-8300

            (b) Change of Notice Address. Any party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or facsimile.

      SECTION 17.09. Further Assurances and Corrective Instruments.

            (a) Further Assurances. To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as Lender or Borrower may request and as may be required in the opinion of Lender or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Loan Document.

            (b) Further Documentation. Without limiting the generality of subsection (a), in the event any further documentation or information is required by Lender to correct patent mistakes in the Loan Documents, materials relating to the Title Insurance Policies or the funding of the Advances, Borrower shall provide, or cause to be provided to Lender, at their cost and expense, such documentation or information, so long as the obligations of Borrower are not materially increased thereby or the rights of Borrower are not materially decreased thereby. Borrower shall execute and deliver to Lender such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Loan Documents as is reasonably required by Lender and at reasonable cost to the Borrower.

            (c) Compliance with Investor Requirements. Without limiting the generality of subsection (a), Borrower shall do anything necessary to comply with the reasonable requirements of Lender to enable Lender to sell the MBS backed by an Advance.

      SECTION 17.10. Term of this Agreement.

      This Agreement shall continue in effect until the Credit Facility Termination Date.

      SECTION 17.11. Assignments; Third-Party Rights.

      No Borrower shall assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of Lender. Lender may assign its rights and obligations under this Agreement separately or together, without Borrower's consent, only to Fannie Mae, but may

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

not delegate its obligations under this Agreement unless required to do so pursuant to Section 13.04.

      SECTION 17.12. Headings.

      Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 17.13. General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in Appendix I and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a
Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word "including" means "including, but not limited to."

      SECTION 17.14. Interpretation.

      The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Loan Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the Loan Documents or any amendment or supplement or exhibit hereto or thereto.

      SECTION 17.15. Standards for Decisions, Etc.

      Unless otherwise provided herein, if Lender's approval is required for any matter hereunder, such approval may be granted or withheld in Lender's sole and absolute discretion. Unless otherwise provided herein, if Lender's designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in Lender's sole and absolute discretion. Lender shall not unreasonably withhold, delay or condition any approval or determination with respect to any matter described in Sections 3.04(e), 3.04(f) and 17.19.

      SECTION 17.16. Decisions in Writing.

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

      Any approval, designation, determination, selection, action or decision of Lender or Borrower must be in writing to be effective.

      SECTION 17.17. Requests.

      The Borrower may submit up to a total of six Requests (other than Advance Requests not related to the addition of Mortgaged Property to the Collateral Pool, which shall not count as Requests for purposes of the limitation in this
Section 17.17) per Calendar Year.

      SECTION 17.18. Tax Service Contracts.

      The Borrower shall, on the Initial Closing Date, reimburse Lender for the cost of a tax service contract or contracts. The tax service contract provider will monitor and confirm the accurate and timely payment of real estate taxes during the Term of this Agreement.

      SECTION 17.19. Special Provisions Regarding Boulder Ridge.

      Borrower has advised Lender and Lender has hereby acknowledges that a portion of Tract II of the Mortgaged Property commonly known as Boulder Ridge (the "BOULDER RIDGE PROPERTY") comprising the developed portion of Tract II is a separate parcel from the Expansion Property included within the Boulder Ridge Property. Borrower has advised Lender that to facilitate future development of the Expansion Property included within the Boulder Ridge Property, it may seek to combine the Expansion Property included within the Boulder Ridge Property with the developed portion of the Boulder Ridge Property resulting in all of Tract II becoming a single parcel. In such event, Lender shall consent to such replatting or resubdivision, subordinate to its lien on the Boulder Ridge Property to any easements and other matters caused by such replatting or resubdivision and execute and deliver all documents required by the applicable Governmental Authority in connection therewith, upon the satisfaction of each of the following conditions:

            (i) Lender shall have reviewed and approved the final form of resubdivision or replatting of the Boulder Ridge Property and all documents it is required to execute in connection therewith, and Lender shall have determined that such resubdivision or replatting or the related documents do not materially interfere with the continuing operation of the Boulder Ridge Property; and

            (ii) Borrower shall pay all of Lender's reasonable costs and expenses, including legal fees and expenses, in connection with the replatting or resubdivision.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             BORROWER:

                             SUN SECURED FINANCING LLC, a Michigan
                             limited liability company

                             By: Sun Communities Operating Limited
                                 Partnership, a Michigan limited
                                 partnership, its sole member

                                 By: Sun Communities, Inc., a Maryland
                                     Corporation, its general partner

                                     By: /s/ Jonathan M. Colman
                                         ----------------------
                                         Name: Jonathan M. Colman
                                         Title: Executive Vice President -
                                                Acquisitions

                             ASPEN - FT. COLLINS LIMITED
                             PARTNERSHIP, a Michigan limited partnership

                             By: Sun GP L.L.C., a Michigan limited liability
                                 company, its general partner

                                 By: Sun Communities, Inc., a Maryland
                                     Corporation, its manager

                                     By: /s/ Jonathan M. Colman
                                         ----------------------
                                         Name: Jonathan M. Colman
                                         Title: Executive Vice President -
                                                Acquisitions

                             SUN SECURED FINANCING HOUSTON LIMITED
                             PARTNERSHIP, a Michigan limited partnership

                             By: Sun Secured Financing GP, Inc., a Michigan
                                 corporation, its general partner

                                 By: /s/ Jonathan M. Colman
                                     ----------------------
                                     Name: Jonathan M. Colman
                                     Title: Executive Vice President -
                                            Acquisitions

                             SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company

                             By: Sun Communities Operating Limited Partnership,
                                 a Michigan limited partnership, its managing
                                 member

                                 By: Sun Communities, Inc., a Maryland
                                     Corporation, its general partner

                                     By: /s/ Jonathan M. Colman
                                         ----------------------
                                         Name: Jonathan M. Colman
                                         Title: Executive Vice President -
                                                Acquisitions

                             SUN HOLLY FOREST LLC, a Michigan limited liability company

                             By: Sun Communities Operating Limited Partnership,
                                 a Michigan limited partnership, its managing
                                 member

                                 By: Sun Communities, Inc., a Maryland
                                     Corporation, its general partner

                                     By: /s/ Jonathan M. Colman
                                         ----------------------
                                         Name: Jonathan M. Colman
                                         Title: Executive Vice President -
                                                Acquisitions

                             SUN SADDLE OAK LLC, a Michigan limited liability company

                             By: Sun Communities Operating Limited Partnership,
                                 a Michigan limited partnership, its managing
                                 member

                                 By: Sun Communities, Inc., a Maryland
                                     Corporation, its general partner

                                     By: /s/ Jonathan M. Colman
                                         ----------------------
                                         Name: Jonathan M. Colman
                                         Title: Executive Vice President -
                                                Acquisitions

                             LENDER

                             ARCS COMMERCIAL MORTGAGE CO., L.P., a California limited partnership

                             By: ACMC Realty, Inc., a California Corporation,
                                 its General Partner

                                 By: /s/ Timothy L. White
                                     --------------------
                                     Timothy L. White
                                     Chief Operating Officer